Free Writing Prospectus

Filed Pursuant to Rule 433

Registration No. 333-169119

January 3, 2013

iPath® IMLP Website Copy Deck

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Alternatives >

iPath® Global Carbon ETN (GRN)

iPath® Inverse S&P 500 VIX Short-Term Futures™ ETN (XXV)

iPath® Inverse S&P 500 VIX Short-Term Futures™ ETN (II) (IVOP)

iPath® S&P 500 Dynamic VIX ETN (XVZ)

iPath® S&P MLP ETN (IMLP)

iPath® S&P 500 VIX Short-Term FuturesTM ETN (VXX)

iPath® S&P 500 VIX Mid-Term FuturesTM ETN (VXZ)

Commodities >

Broad

iPath® Pure Beta Broad Commodity ETN (BCM)

iPath® Pure Beta S&P GSCITM-Weighted ETN (SBV)

iPath® Dow Jones-UBS Commodity Index Total ReturnSM ETN (DJP)}

iPath® S&P GSCITM Total Return Index ETN (GSP)

Sector

iPath® Pure Beta Agriculture ETN (DIRT)

iPath® Pure Beta Energy ETN (ONG)

iPath® Pure Beta Grains ETN (WEET)

iPath® Pure Beta Industrial Metals ETN (HEVY)

iPath® Pure Beta Livestock ETN (LSTK)

iPath® Pure Beta Precious Metals ETN (BLNG)

iPath® Pure Beta Softs ETN (GRWN)

iPath® Dow Jones-UBS Agriculture Subindex Total ReturnSM ETN (JJA)

iPath® Dow Jones-UBS Energy Subindex Total ReturnSM ETN (JJE)

iPath® Dow Jones-UBS Grains Subindex Total ReturnSM ETN (JJG)

iPath® Dow Jones-UBS Industrial Metals Subindex Total ReturnSM ETN (JJM)

iPath® Dow Jones-UBS Livestock Subindex Total ReturnSM ETN (COW)

iPath® Dow Jones-UBS Precious Metals Subindex Total ReturnSM ETN (JJP)

iPath® Dow Jones-UBS Softs Subindex Total ReturnSM ETN (JJS)

Single Commodities

Energy

iPath® Seasonal Natural Gas ETN (DCNG)

iPath® Pure Beta Crude Oil ETN (OLEM)

iPath® Dow Jones-UBS Natural Gas Subindex Total ReturnSM ETN (GAZ)

iPath® S&P GSCITM Crude Oil Total Return Index ETN (OIL)

Industrial Metals

iPath® Pure Beta Aluminum ETN (FOIL)

iPath® Pure Beta Copper ETN (CUPM)

iPath® Pure Beta Lead ETN (LEDD)

iPath® Pure Beta Nickel ETN (NINI)

iPath® Dow Jones-UBS Aluminum Subindex Total ReturnSM ETN (JJU)

iPath® Dow Jones-UBS Copper Subindex Total ReturnSM ETN (JJC)

iPath® Dow Jones-UBS Lead Subindex Total ReturnSM ETN (LD)

iPath® Dow Jones-UBS Nickel Subindex Total ReturnSM ETN (JJN)

iPath® Dow Jones-UBS Tin Subindex Total ReturnSM ETN (JJT)

Precious Metals

iPath® Dow Jones-UBS Platinum Subindex Total ReturnSM ETN (PGM)

Softs

iPath® Pure Beta Cocoa ETN (CHOC)

iPath® Pure Beta Coffee ETN (CAFE)

iPath® Pure Beta Cotton ETN (CTNN)

iPath® Pure Beta Sugar ETN (SGAR)

iPath® Dow Jones-UBS Cocoa Subindex Total ReturnSM ETN (NIB)

iPath® Dow Jones-UBS Coffee Subindex Total ReturnSM ETN (JO)

iPath® Dow Jones-UBS Cotton Subindex Total ReturnSM ETN (BAL)

iPath® Dow Jones-UBS Sugar Subindex Total ReturnSM ETN (SGG)

Currencies >

iPath® EUR/USD Exchange Rate ETN (ERO)

iPath® GBP/USD Exchange Rate ETN (GBB)

iPath® JPY/USD Exchange Rate ETN (JYN)

iPath® Optimized Currency Carry ETN (ICI)

iPath® GEMS Asia 8 ETN (AYT)

iPath® GEMS IndexTM ETN (JEM)

iPath® Asian & Gulf Currency Revaluation ETN (PGD)

Emerging Markets >

iPath® MSCI India IndexSM ETN (INP)

Fixed Income >

iPath® US Treasury Steepener ETN (STPP)

iPath® US Treasury Flattener ETN (FLAT)

iPath® US Treasury 2-year Bull ETN (DTUL)

iPath® US Treasury 2-year Bear ETN (DTUS)

iPath® US Treasury 5-year Bull ETN (DFVL)

iPath® US Treasury 5-year Bear ETN (DFVS)

iPath® US Treasury 10-year Bull ETN (DTYL)

iPath® US Treasury 10-year Bear ETN (DTYS)

iPath® US Treasury Long Bond Bull ETN (DLBL)

iPath® US Treasury Long Bond Bear ETN (DLBS)

Leveraged>

Domestic Equity >

Large Cap >

iPath® Long Extended Russell 1000TM TR Index ETN (ROLA)

iPath® Long Extended S&P 500TM TR Index ETN (SFLA)

Small Cap >

iPath® Long Extended Russell 2000 TM TR Index ETN (RTLA)

International Equity >

Developed Markets >

iPath® Long Enhanced MSCI EAFE TM Index ETN (MFLA)

iPath® Short Enhanced MSCI EAFE TM Index ETN (MFSA)

Emerging Markets >

iPath® Long Enhanced MSCI Emerging Markets Index ETN (EMLB)

iPath® Short Enhanced MSCI Emerging Markets Index ETN (EMSA)

Strategies >

iPath® CBOE S&P 500 BuyWriteSM Index ETN (BWV)

iPath® Optimized Currency Carry ETN (ICI)

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FINANCIAL PROFESSIONAL VERSION

Sugar Agriculture Coffee Broad >SGAR >DIRT >CAFÉ >BCM Commodities exposure. Now refined into 18 Pure Beta ETNs. [Get Refined > ]	Welcome: Financial Professional Financial Professionals may access the latest: ETN Strategies Presentations Product Briefs Login to Learn More >> I am not a Financial Professional >>

About iPath® ETNs	iPath® Announcements	Dig Deeper into leveraged ETNs

About iPath® ETNs iPath® Exchange Traded Notes (ETNs) are innovative investment products from Barclays that seek to provide investors with a way to access the returns of a market or strategy, less investor fees.

iPath® ETNs offer:

•      Cost Efficiency

•      Daily Exchange Liquidity

•      Index Tracking

Learn more about iPath® ETNs >>

January 4, 2013—Barclays Bank PLC announces the launch of the iPath® S&P MLP ETN (ticker: IMLP)

See press release to learn more »

October 5, 2012—Barclays Bank PLC to Automatically Redeem the iPath® Long Enhanced S&P 500 VIX Mid-Term FuturesTM ETN (II).

See press release to learn more »

September 21, 2012—Barclays Bank PLC Announces Reverse Split of iPath® S&P 500 VIX Short-Term FuturesTM Exchange Traded Notes.

See press release to learn more »

September 13, 2012—Barclays Bank PLC to automatically redeem the iPath® Short Extended Russell 2000® TR Index ETN (ticker: RTSA).

See press release to learn more »

iPath® Leveraged ETNs offer exposure to a host of equities where your leverage factor is locked in from point of purchase, with no tracking error and no resets. Learn more »

INDIVIDUAL INVESTOR VERSION

Sugar Agriculture Coffee Broad >SGAR >DIRT >CAFÉ >BCM Commodities exposure. Now refined into 18 Pure Beta ETNs. [Get Refined > ]

Welcome:

U.S. Individual Investor

Get the latest details to make informed decisions about iPath® ETNs.

•      Product Prospectuses

•      Fact Sheets

•      Category Basics

Learn More >>

I am not an Individual Investor >>

About iPath® ETNs	iPath® Announcements	Dig Deeper into leveraged ETNs

About iPath® ETNs iPath® Exchange Traded Notes (ETNs) are innovative investment products from Barclays that seek to provide investors with a way to access the returns of a market or strategy, less investor fees.

iPath® ETNs offer:

•      Cost Efficiency

•      Daily Exchange Liquidity

•      Index Tracking

Learn more about iPath® ETNs >>

January 4, 2013—Barclays Bank PLC announces the launch of the iPath® S&P MLP ETN (ticker: IMLP)

See press release to learn more »

October 5, 2012—Barclays Bank PLC to Automatically Redeem the iPath® Long Enhanced S&P 500 VIX Mid-Term FuturesTM ETN (II).

See press release to learn more »

September 21, 2012—Barclays Bank PLC Announces Reverse Split of iPath® S&P 500 VIX Short-Term FuturesTM Exchange Traded Notes.

See press release to learn more »

September 13, 2012—Barclays Bank PLC to automatically redeem the iPath® Short Extended Russell 2000® TR Index ETN (ticker: RTSA).

See press release to learn more »

iPath® Leveraged ETNs offer exposure to a host of equities where your leverage factor is locked in from point of purchase, with no tracking error and no resets. Learn more »

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any change in the level of the underlying index, or the Volume Weighted Average Price (“VWAP”) level, in the case of the iPath® S&P MLP ETN, between the inception date and the applicable valuation date. Additionally, if the level of the underlying index, or the VWAP level in the case of the iPath® S&P MLP ETN, is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index, or the VWAP value in the case of the iPath® S&P MLP ETN, has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 25,000 or 50,000 (depending on the series) ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC, assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

The Dow Jones-UBS Commodity IndexesSM are a joint product of Dow Jones Opco, LLC (“Dow Jones Opco”), a subsidiary of S&P Dow Jones Indices LLC, and UBS Securities LLC (“UBS”), and have been licensed for use by Barclays Bank PLC. “Dow Jones®,” “DJ,” “UBS”, “Dow Jones-UBS Commodity IndexSM”, “Dow Jones-UBS Commodity Index Total ReturnSM”, “Dow Jones-UBS Agriculture Subindex Total ReturnSM”, “Dow Jones-UBS Aluminum Subindex Total ReturnSM”, “Dow Jones-UBS Cocoa Subindex Total ReturnSM”, “Dow Jones-UBS Coffee Subindex Total ReturnSM”, “Dow Jones-UBS Copper Subindex Total ReturnSM”, “Dow Jones-UBS Cotton Subindex Total ReturnSM”, “Dow Jones-UBS Energy Subindex Total ReturnSM”, “Dow Jones-UBS Grains Subindex Total ReturnSM”, “Dow Jones-UBS Industrial Metals Subindex Total ReturnSM”, “Dow Jones-UBS Lead Subindex Total ReturnSM”, “Dow Jones-UBS Livestock Subindex Total ReturnSM”, “Dow Jones-UBS Natural Gas Subindex Total ReturnSM”, “Dow Jones-UBS Nickel Subindex Total ReturnSM”, “Dow Jones-UBS Platinum Subindex Total ReturnSM”, “Dow Jones-UBS Precious Metals Subindex Total ReturnSM”, “Dow Jones-UBS Softs Subindex Total ReturnSM”, “Dow Jones-UBS Sugar Subindex Total ReturnSM”, “Dow Jones-UBS Tin Subindex Total ReturnSM” and “DJ-UBSCISM”, are service and/or trademarks of Dow Jones Trademark Holdings, LLC (“Dow Jones”) and UBS AG (“UBS AG”), as the case may be. S&P® is a registered trademark of Standard & Poor’s Financial Services LLC. The ETNs based on the indices are not sponsored, endorsed, sold or promoted by Dow Jones, UBS, UBS AG, Dow Jones Opco or any of their respective subsidiaries or affiliates, and none of Dow Jones, UBS, UBS AG, Dow Jones Opco or any of their respective affiliates, makes any representation or warranty, express or implied, to the owners of or counterparts to the ETNs based on the indices or any member of the public regarding the advisability of investing in securities or commodities generally or in the ETNs based on any of the indices particularly.

The MSCI indexes are the exclusive property of MSCI, Inc. (“MSCI”). MSCI and the MSCI index names are service mark(s) of MSCI or its affiliates and have been licensed for use for certain purposes by Barclays Bank PLC. The financial securities referred to herein are not sponsored, endorsed, or promoted by MSCI, and MSCI bears no liability with respect to any such financial securities. The relevant pricing supplement contains a more detailed description of the limited relationship MSCI has with Barclays Bank PLC and any related financial securities. No purchaser, seller or holder of this product, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote this product without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

“S&P GSCI®”, “S&P GSCI® Index”, “S&P GSCI® Total Return Index”, “S&P GSCI® Commodity Index” and “S&P GSCI® Crude Oil Total Return Index” are trademarks of Standard & Poor’s Financial Services LLC (“S&P”) and have been licensed for use by Barclays Bank PLC. The ETNs are not sponsored, endorsed, sold or promoted by S&P. S&P does not make any representation or warranty, express or implied, to the owners of the ETNs or any member of the public regarding the advisability of investing in securities generally or in the ETNs particularly or the ability of the S&P GSCI® to track general stock market performance.

“Standard & Poor’s®”, “S&P 500®”, “S&P®” and “S&P 500® Total Return”, are trademarks of Standard & Poor’s Financial Services, LLC (“S&P”) and Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”). These trademarks have been licensed for use by S&P Dow Jones Indices LLC and its affiliates and sublicensed for certain purposes by Barclays Bank PLC. “CBOE®” and “Buywrite” are trademarks of the Chicago Board Options Exchange, Incorporated (“CBOE”) and have been licensed for use by S&P Dow Jones Indices LLC and sublicensed for certain purposes by Barclays Bank PLC. S&P Dow Jones Indices LLC, Dow Jones, S&P, or any of their respective subsidiaries or affiliates (collectively, “S&P Dow Jones Indices”) and CBOE make no representation, condition or warranty, express or implied, to the owners of the ETNs or to any member of the public regarding the advisability of investing in securities generally or in the ETNs or in the ability of the index to track market performance.

“Standard & Poor’s®”, “S&P 500®” and “S&P®” are registered trademarks of Standard & Poor’s Financial Services, LLC (“S&P”) and Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”). Standard & Poor’s®, S&P 500®, S&P® and S&P 500® Total Return are registered trademarks of S&P and have been licensed for use by S&P Dow Jones Indices LLC and its affiliates and sublicensed for certain purposes by Barclays Bank PLC. The S&P 500® Total Return (the “Index”) is a product of S&P Dow Jones Indices LLC, and has been licensed for use by Barclays Bank PLC. S&P Dow Jones Indices LLC, Dow Jones, S&P, or any of their respective subsidiaries or affiliates (collectively, “S&P Dow Jones Indices”) make no representation, condition or warranty, express or implied, to the owners of the ETNs or to any member of the public regarding the advisability of investing in securities generally or in the ETNs or in the ability of the index to track market performance

“Standard & Poor’s®”, “S&P 500®”, “S&P®”, “S&P 500® Total Return”, “S&P 500 VIX Short-Term Futures™”, “S&P 500 VIX Mid-Term Futures™” and “S&P 500® Dynamic VIX Futures™” are trademarks of Standard & Poor’s Financial Services, LLC (“S&P”) and Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”). These trademarks have been licensed for use by S&P Dow Jones Indices LLC and its affiliates and sublicensed for certain purposes by Barclays Bank PLC. “CBOE®”, “VIX®” and “BuyWrite” are trademarks of the Chicago Board Options Exchange, Incorporated (“CBOE”) and have been licensed for use by S&P Dow Jones Indices LLC and sublicensed for certain purposes by Barclays Bank PLC. This document is not sponsored, endorsed, or promoted by S&P Dow Jones Indices LLC, Dow Jones, S&P, or any of their respective subsidiaries or affiliates (collectively, “S&P Dow Jones Indices”) or by CBOE. S&P Dow Jones Indices and CBOE make no representation, condition or warranty, express or implied, to the owners of the ETNs or to any member of the public regarding the advisability of investing in securities generally or in the ETNs or in the ability of the indices to track market performance.

“Russell 1000® Index” and “Russell 2000® Index” are trademarks of Frank Russell Company and have been licensed for use by Barclays Bank PLC. The ETNs are not sponsored, endorsed, sold, or promoted by Frank Russell Company and Frank Russell Company makes no representation regarding the advisability of investing in the ETNs.

“S&P® ” is a registered trademark of Standard & Poor’s Financial Services LLC (“S&P”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”); and these trademarks have been licensed for use by S&P Dow Jones Indices LLC. The S&P® trademark has been sublicensed for certain purposes by Barclays Bank PLC. The S&P MLP index (the “Index”) is a product of S&P Dow Jones Indices LLC and has been licensed for use by Barclays Bank PLC. The ETNs are not sponsored, endorsed, sold or promoted by S&P Dow Jones Indices LLC, Dow Jones, S&P or any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices does not make any representation or warranty, express or implied, to the owners of the ETNs or any member of the public regarding the advisability of investing in securities generally or in the ETNs particularly or the ability of the Index to track general market performance.

Each of the Barclays commodities indices referenced herein is a trademark of Barclays Bank PLC.

“Barclays US Treasury 2Y/10Y Yield Curve IndexTM”, “Barclays 2Y US Treasury Futures Targeted Exposure IndexTM”, “Barclays 5Y US Treasury Futures Targeted Exposure IndexTM”, “Barclays 10Y US Treasury Futures Targeted Exposure IndexTM” and “Barclays Long Bond US Treasury Futures Targeted Exposure IndexTM” are trademarks of Barclays Bank PLC.

“Barclays Optimized Currency Carry IndexTM” and the “USD Optimized Currency Carry IndexTM” are trademarks of Barclays Bank PLC.

“Barclays Global Carbon IndexTM” and “Barclays Global Carbon Index Total ReturnTM” are trademarks of Barclays Bank PLC.

“Barclays Global Emerging Markets Strategy (GEMS) Asia 8 IndexTM”, “Barclays Global Emerging Markets Strategy (GEMS) Pegged Currency IndexTM” and “Barclays Global Emerging Markets Strategy (GEMS) IndexTM” are trademarks of Barclays Bank PLC.

©2013 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED · NO BANK GUARANTEE · MAY LOSE VALUE

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Daily Liquidity: iPath ETNs can be bought or sold anytime during market hours.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. Click here for additional market price information. For information on fees, please click on the “Profile” Tab below.

Product Information

ISSUE DETAILS: Barclays Bank PLC

DAILY LIQUIDITY: iPath ETNS can be bought or sold anytime during market hours.

Category: [All Products]                                                                      [Returns] [Profile]

Product Name^	Ticker >	Inception Date >	Indicative Value Returns (%) As of xx/xx/xxxx						Market Price Returns (%) As of xx/xx/xxxx
			1 Mo. >	3 Mo. >	6 Mo. >	YTD >	1 Year >	Since Inception* >	1 Mo. >	3 Mo. >	6 Mo. >	YTD >	1 Year >	Since Inception*
iPath® CBOE S&P 500 BuyWrite IndexSM ETN	BWV	5/22/2007	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Dow Jones-UBS Agriculture Subindex Total ReturnSM ETN	JJA	10/23/2007	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Dow Jones-UBS Aluminum Subindex Total ReturnSM ETN	JJU	6/24/2008	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Dow Jones-UBS Cocoa Subindex Total ReturnSM ETN	NIB	6/24/2008	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Dow Jones-UBS Coffee Subindex Total ReturnSM ETN	JO	6/24/2008	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Dow Jones-UBS Commodity Index Total ReturnSM ETN	DJP	6/6/2006	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Dow Jones-UBS Copper Subindex Total ReturnSM ETN	JJC	10/23/2007	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx

iPath® Dow Jones-UBS Cotton Subindex Total ReturnSM ETN	BAL	6/24/2008	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Dow Jones-UBS Energy Subindex Total ReturnSM ETN	JJE	10/23/2007	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Dow Jones-UBS Grains Subindex Total ReturnSM ETN	JJG	10/23/2007	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Dow Jones-UBS Industrial Metals Subindex Total ReturnSM ETN	JJM	10/23/2007	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Dow Jones-UBS Lead Subindex Total ReturnSM ETN	LD	6/24/2008	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Dow Jones-UBS Livestock Subindex Total ReturnSM ETN	COW	10/23/2007	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Dow Jones-UBS Natural Gas Subindex Total ReturnSM ETN	GAZ	10/23/2007	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Dow Jones-UBS Nickel Subindex Total ReturnSM ETN	JJN	10/23/2007	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Dow Jones-UBS Platinum Subindex Total ReturnSM ETN	PGM	6/24/2008	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Dow Jones-UBS Precious Metals Subindex Total ReturnSM ETN	JJP	6/24/2008	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Dow Jones-UBS Softs Subindex Total ReturnSM ETN	JJS	6/24/2008	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Dow Jones-UBS Sugar Subindex Total ReturnSM ETN	SGG	6/24/2008	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx

iPath® Dow Jones-UBS Tin Subindex Total ReturnSM ETN	JJT	6/24/2008	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Pure Beta Broad Commodity ETN	BCM	4/20/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Pure Beta S&P GSCI®-Weighted ETN	SBV	4/20/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Pure Beta Agriculture ETN	DIRT	4/20/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Pure Beta Energy ETN	ONG	4/20/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Pure Beta Grains ETN	WEET	4/20/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Pure Beta Industrial Metals ETN	HEVY	4/20/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Pure Beta Livestock ETN	LSTK	4/20/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Pure Beta Precious Metals ETN	BLNG	4/20/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Pure Beta Softs ETN	GRWN	4/20/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Seasonal Natural Gas ETN	DCNG	4/20/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Pure Beta Crude Oil ETN	OLEM	4/20/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Pure Beta Aluminum ETN	FOIL	4/20/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Pure Beta Copper ETN	CUPM	4/20/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Pure Beta Lead ETN	LEDD	4/20/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Pure Beta Nickel ETN	NINI	4/20/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Pure Beta Cocoa ETN	CHOC	4/20/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Pure Beta Coffee ETN	CAFE	4/20/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Pure Beta Cotton ETN	CTNN	4/20/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Pure Beta Sugar ETN	SGAR	4/20/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® EUR/USD Exchange Rate ETN	ERO	5/8/2007	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Asian & Gulf Currency Exchange Rate ETN	PGD	02/25/08	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx

iPath® GBP/USD Exchange Rate ETN	GBB	5/8/2007	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Global Carbon ETN	GRN	6/24/2008	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® JPY/USD Exchange Rate ETN	JYN	5/8/2007	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® GEMS Index ETN	JEM	02/01/08	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® GEMS Asia 8 ETN	AYT	04/02/08	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® MSCI India IndexSM ETN	INP	12/19/2006	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Optimized Currency Carry ETN	ICI	1/31/2008	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Inverse S&P 500 VIX Short-Term Futures™ ETN	XXV	7/16/2010	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Inverse S&P 500 VIX Short-Term Futures™ ETN (II)	IVOP	9/16/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® S&P 500 Dynamic VIX ETN	XVZ	8/17/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® S&P 500 VIX Mid-Term Futures™ ETN	VXZ	1/29/2009	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® S&P 500 VIX Short-Term Futures™ ETN	VXX	1/29/2009	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® S&P GSCI® Crude Oil Total Return Index ETN	OIL	8/15/2006	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® S&P GSCI® Total Return Index ETN	GSP	6/6/2006	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® US Treasury Steepener ETN	STPP	8/9/2010	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® US Treasury Flattener ETN	FLAT	8/9/2010	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® US Treasury 2-year Bull ETN	DTUL	8/9/2010	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx

iPath® US Treasury 2-year Bear ETN	DTUS	8/9/2010	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® US Treasury 5-year Bull ETN	DFVL	7/11/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® US Treasury 5-year Bear ETN	DFVS	7/11/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® US Treasury 10-year Bull ETN	DTYL	8/9/2010	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® US Treasury 10-year Bear ETN	DTYS	8/9/2010	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® US Treasury Long Bond Bull ETN	DLBL	8/9/2010	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® US Treasury Long Bond Bear ETN	DLBS	8/9/2010	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Long Extended Russell 1000® TR Index ETN	ROLA	11/29/2010	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Long Extended Russell 2000® TR Index ETN	RTLA	11/29/2010	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Long Extended S&P 500® TR Index ETN	SFLA	11/29/2010	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Long Enhanced MSCI EAFE® Index ETN	MFLA	11/29/2010	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Short Enhanced MSCI EAFE® Index ETN	MFSA	11/29/2010	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Long Enhanced MSCI Emerging Markets Index ETN	EMLB	11/29/2010	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Short Enhanced MSCI Emerging Markets Index ETN	EMSA	11/29/2010	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® GEMS Asia 8 ETN	AYT	04/02/2008	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® GEMS IndexTM ETN	JEM	02/01/2008	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Asian & Gulf Currency Revaluation ETN	PGD	02/05/2008	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® S&P MLP ETN	IMLP	01/03/2013	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx

*	Since inception returns are cumulative for notes less than one year old, otherwise, returns are annualized.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any change in the level of the underlying index, or the Volume Weighted Average Price (“VWAP”) level, in the case of the iPath® S&P MLP ETN, between the inception date and the applicable valuation date. Additionally, if the level of the underlying index, or the VWAP level in the case of the iPath® S&P MLP ETN, is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index, or the VWAP value in the case of the iPath® S&P MLP ETN, has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 25,000 or 50,000 (depending on the series) ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

The Dow Jones-UBS Commodity IndexesSM are a joint product of Dow Jones Opco, LLC (“Dow Jones Opco”), a subsidiary of S&P Dow Jones Indices LLC, and UBS Securities LLC (“UBS”), and have been licensed for use by Barclays Bank PLC. “Dow Jones®,” “DJ,” “UBS”, “Dow Jones-UBS Commodity IndexSM”, “Dow Jones-UBS Commodity Index Total ReturnSM”, “Dow Jones-UBS Agriculture Subindex Total ReturnSM”, “Dow Jones-UBS Aluminum Subindex Total ReturnSM”, “Dow Jones-UBS Cocoa Subindex Total ReturnSM”, “Dow Jones-UBS Coffee Subindex Total ReturnSM”, “Dow Jones-UBS Copper Subindex Total ReturnSM”, “Dow Jones-UBS Cotton Subindex Total ReturnSM”, “Dow Jones-UBS Energy Subindex Total ReturnSM”, “Dow Jones-UBS Grains Subindex Total ReturnSM”, “Dow Jones-UBS Industrial Metals Subindex Total

ReturnSM”, “Dow Jones-UBS Lead Subindex Total ReturnSM”, “Dow Jones-UBS Livestock Subindex Total ReturnSM”, “Dow Jones-UBS Natural Gas Subindex Total ReturnSM”, “Dow Jones-UBS Nickel Subindex Total ReturnSM”, “Dow Jones-UBS Platinum Subindex Total ReturnSM”, “Dow Jones-UBS Precious Metals Subindex Total ReturnSM”, “Dow Jones-UBS Softs Subindex Total ReturnSM”, “Dow Jones-UBS Sugar Subindex Total ReturnSM”, “Dow Jones-UBS Tin Subindex Total ReturnSM” and “DJ-UBSCISM”, are service and/or trademarks of Dow Jones Trademark Holdings, LLC (“Dow Jones”) and UBS AG (“UBS AG”), as the case may be. S&P® is a registered trademark of Standard & Poor’s Financial Services LLC. The ETNs based on the indices are not sponsored, endorsed, sold or promoted by Dow Jones, UBS, UBS AG, Dow Jones Opco or any of their respective subsidiaries or affiliates, and none of Dow Jones, UBS, UBS AG, Dow Jones Opco or any of their respective affiliates, makes any representation or warranty, express or implied, to the owners of or counterparts to the ETNs based on the indices or any member of the public regarding the advisability of investing in securities or commodities generally or in the ETNs based on any of the indices particularly.

The MSCI indexes are the exclusive property of MSCI, Inc. (“MSCI”). MSCI and the MSCI index names are service mark(s) of MSCI or its affiliates and have been licensed for use for certain purposes by Barclays Bank PLC. The financial securities referred to herein are not sponsored, endorsed, or promoted by MSCI, and MSCI bears no liability with respect to any such financial securities. The relevant pricing supplement contains a more detailed description of the limited relationship MSCI has with Barclays Bank PLC and any related financial securities. No purchaser, seller or holder of this product, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote this product without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

“S&P GSCI®”, “S&P GSCI® Index”, “S&P GSCI® Total Return Index”, “S&P GSCI® Commodity Index” and “S&P GSCI® Crude Oil Total Return Index” are trademarks of Standard & Poor’s Financial Services LLC (“S&P”) and have been licensed for use by Barclays Bank PLC. The ETNs are not sponsored, endorsed, sold or promoted by S&P. S&P does not make any representation or warranty, express or implied, to the owners of the ETNs or any member of the public regarding the advisability of investing in securities generally or in the ETNs particularly or the ability of the S&P GSCI® to track general stock market performance.

“Standard & Poor’s®”, “S&P 500®”, “S&P®” and “S&P 500® Total Return”, are trademarks of Standard & Poor’s Financial Services, LLC (“S&P”) and Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”). These trademarks have been licensed for use by S&P Dow Jones Indices LLC and its affiliates and sublicensed for certain purposes by Barclays Bank PLC. “CBOE®” and “Buywrite” are trademarks of the Chicago Board Options Exchange, Incorporated (“CBOE”) and have been licensed for use by S&P Dow Jones Indices LLC and sublicensed for certain purposes by Barclays Bank PLC. S&P Dow Jones Indices LLC, Dow Jones, S&P, or any of their respective subsidiaries or affiliates (collectively, “S&P Dow Jones Indices”) and CBOE make no representation, condition or warranty, express or implied, to the owners of the ETNs or to any member of the public regarding the advisability of investing in securities generally or in the ETNs or in the ability of the index to track market performance.

“Standard & Poor’s®”, “S&P 500®” and “S&P®” are registered trademarks of Standard & Poor’s Financial Services, LLC (“S&P”) and Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”). Standard & Poor’s®, S&P 500®, S&P® and S&P 500® Total Return are registered trademarks of S&P and have been licensed for use by S&P Dow Jones Indices LLC and its affiliates and sublicensed for certain purposes by Barclays Bank PLC. The S&P 500® Total Return (the “Index”) is a product of S&P Dow Jones Indices LLC, and has been licensed for use by Barclays Bank PLC. S&P Dow Jones Indices LLC, Dow Jones, S&P, or any of their respective subsidiaries or affiliates (collectively, “S&P Dow Jones Indices”) make no representation, condition or warranty, express or implied, to the owners of the ETNs or to any member of the public regarding the advisability of investing in securities generally or in the ETNs or in the ability of the index to track market performance

“Standard & Poor’s®”, “S&P 500®”, “S&P®”, “S&P 500® Total Return”, “S&P 500 VIX Short-Term Futures™”, “S&P 500 VIX Mid-Term Futures™” and “S&P 500® Dynamic VIX Futures™” are trademarks of Standard & Poor’s Financial Services, LLC (“S&P”) and Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”). These trademarks have been licensed for use by S&P Dow Jones Indices LLC and its affiliates and sublicensed for certain purposes by Barclays Bank PLC. “CBOE®”, “VIX®” and “BuyWrite” are trademarks of the Chicago Board Options Exchange, Incorporated (“CBOE”) and have been licensed for use by S&P Dow Jones Indices LLC and sublicensed for certain purposes by Barclays Bank PLC. This document is not sponsored, endorsed, or promoted by S&P Dow Jones Indices LLC, Dow Jones, S&P, or any of their respective subsidiaries or affiliates (collectively, “S&P Dow Jones Indices”) or by CBOE. S&P Dow Jones Indices and CBOE make no representation, condition or warranty, express or implied, to the owners of the ETNs or to any member of the public regarding the advisability of investing in securities generally or in the ETNs or in the ability of the indices to track market performance.

“Russell 1000® Index” and “Russell 2000® Index” are trademarks of Frank Russell Company and have been licensed for use by Barclays Bank PLC. The ETNs are not sponsored, endorsed, sold, or promoted by Frank Russell Company and Frank Russell Company makes no representation regarding the advisability of investing in the ETNs.

“S&P® ” is a registered trademark of Standard & Poor’s Financial Services LLC (“S&P”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”); and these trademarks have been licensed for use by S&P Dow Jones Indices LLC. The S&P® trademark has been sublicensed for certain purposes by Barclays Bank PLC. The S&P MLP index (the “Index”) is a product of S&P Dow Jones Indices LLC and has been licensed for use by Barclays Bank PLC. The ETNs are not sponsored, endorsed, sold or promoted by S&P Dow Jones Indices LLC, Dow Jones, S&P or any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices does not make any representation or warranty, express or implied, to the owners of the ETNs or any member of the public regarding the advisability of investing in securities generally or in the ETNs particularly or the ability of the Index to track general market performance.

Each of the Barclays commodities indices referenced herein is a trademark of Barclays Bank PLC.

“Barclays US Treasury 2Y/10Y Yield Curve IndexTM”, “Barclays 2Y US Treasury Futures Targeted Exposure IndexTM”, “Barclays 5Y US Treasury Futures Targeted Exposure IndexTM”, “Barclays 10Y US Treasury Futures Targeted Exposure IndexTM” and “Barclays Long Bond US Treasury Futures Targeted Exposure IndexTM” are trademarks of Barclays Bank PLC.

“Barclays Optimized Currency Carry IndexTM” and the “USD Optimized Currency Carry IndexTM” are trademarks of Barclays Bank PLC.

“Barclays Global Carbon IndexTM” and “Barclays Global Carbon Index Total ReturnTM” are trademarks of Barclays Bank PLC.

“Barclays Global Emerging Markets Strategy (GEMS) Asia 8 IndexTM”, “Barclays Global Emerging Markets Strategy (GEMS) Pegged Currency IndexTM” and “Barclays Global Emerging Markets Strategy (GEMS) IndexTM” are trademarks of Barclays Bank PLC.

© 2013 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

Product Information	[icon] Print this page [icon] iPath
Product List

Daily Liquidity: iPath ETNs can be bought or sold anytime during market hours.

Category: [All Products]	[Returns] [Profile]

Product Name	Ticker	Yearly Fee (%)	Exchange	Maturity Date
iPath® CBOE S&P 500 BuyWrite IndexSM ETN	BWV	0.75	NYSE Arca	5/28/2037
iPath® Dow Jones-UBS Agriculture Subindex Total ReturnSM ETN	JJA	0.75	NYSE Arca	10/22/2037
iPath® Dow Jones-UBS Aluminum Subindex Total ReturnSM ETN	JJU	0.75	NYSE Arca	6/24/2038
iPath® Dow Jones-UBS Cocoa Subindex Total ReturnSM ETN	NIB	0.75	NYSE Arca	6/24/2038
iPath® Dow Jones-UBS Coffee Subindex Total ReturnSM ETN	JO	0.75	NYSE Arca	6/24/2038
iPath® Dow Jones-UBS Commodity Index Total ReturnSM ETN	DJP	0.75	NYSE Arca	6/12/2036
iPath® Dow Jones-UBS Copper Subindex Total ReturnSM ETN	JJC	0.75	NYSE Arca	10/22/2037
iPath® Dow Jones-UBS Cotton Subindex Total ReturnSM ETN	BAL	0.75	NYSE Arca	6/24/2038
iPath® Dow Jones-UBS Energy Subindex Total ReturnSM ETN	JJE	0.75	NYSE Arca	10/22/2037
iPath® Dow Jones-UBS Grains Subindex Total ReturnSM ETN	JJG	0.75	NYSE Arca	10/22/2037
iPath® Dow Jones-UBS Industrial Metals Subindex Total ReturnSM ETN	JJM	0.75	NYSE Arca	10/22/2037
iPath® Dow Jones-UBS Lead Subindex Total ReturnSM ETN	LD	0.75	NYSE Arca	6/24/2038
iPath® Dow Jones-UBS Livestock Subindex Total ReturnSM ETN	COW	0.75	NYSE Arca	10/22/2037
iPath® Dow Jones-UBS Natural Gas Subindex Total ReturnSM ETN	GAZ	0.75	NYSE Arca	10/22/2037
iPath® Dow Jones-UBS Nickel Subindex Total ReturnSM ETN	JJN	0.75	NYSE Arca	10/22/2037
iPath® Dow Jones-UBS Platinum Subindex Total ReturnSM ETN	PGM	0.75	NYSE Arca	6/24/2038
iPath® Dow Jones-UBS Precious Metals Subindex Total ReturnSM ETN	JJP	0.75	NYSE Arca	6/24/2038
iPath® Dow Jones-UBS Softs Subindex Total ReturnSM ETN	JJS	0.75	NYSE Arca	6/24/2038
iPath® Dow Jones-UBS Sugar Subindex Total ReturnSM ETN	SGG	0.75	NYSE Arca	6/24/2038
iPath® Dow Jones-UBS Tin Subindex Total ReturnSM ETN	JJT	0.75	NYSE Arca	6/24/2038
iPath® Pure Beta Broad Commodity ETN	BCM	0.75	NYSE Arca	4/18/2041
iPath® Pure Beta S&P GSCI®-Weighted ETN	SBV	0.75	NYSE Arca	4/18/2041
iPath® Pure Beta Agriculture ETN	DIRT	0.75	NYSE Arca	4/18/2041
iPath® Pure Beta Energy ETN	ONG	0.75	NYSE Arca	4/18/2041
iPath® Pure Beta Grains ETN	WEET	0.75	NYSE Arca	4/18/2041
iPath® Pure Beta Industrial Metals ETN	HEVY	0.75	NYSE Arca	4/18/2041
iPath® Pure Beta Livestock ETN	LSTK	0.75	NYSE Arca	4/18/2041
iPath® Pure Beta Precious Metals ETN	BLNG	0.75	NYSE Arca	4/18/2041
iPath® Pure Beta Softs ETN	GRWN	0.75	NYSE Arca	4/18/2041
iPath® Seasonal Natural Gas ETN	DCNG	0.75	NYSE Arca	4/18/2041
iPath® Pure Beta Crude Oil ETN	OLEM	0.75	NYSE Arca	4/18/2041

iPath® Pure Beta Aluminum ETN	FOIL	0.75	NYSE Arca	4/18/2041
iPath® Pure Beta Copper ETN	CUPM	0.75	NYSE Arca	4/18/2041
iPath® Pure Beta Lead ETN	LEDD	0.75	NYSE Arca	4/18/2041
iPath® Pure Beta Nickel ETN	NINI	0.75	NYSE Arca	4/18/2041
iPath® Pure Beta Cocoa ETN	CHOC	0.75	NYSE Arca	4/18/2041
iPath® Pure Beta Coffee ETN	CAFE	0.75	NYSE Arca	4/18/2041
iPath® Pure Beta Cotton ETN	CTNN	0.75	NYSE Arca	4/18/2041
iPath® Pure Beta Sugar ETN	SGAR	0.75	NYSE Arca	4/18/2041
iPath® EUR/USD Exchange Rate ETN	ERO	0.4	NYSE Arca	5/14/2037
iPath® GBP/USD Exchange Rate ETN	GBB	0.4	NYSE Arca	5/14/2037
iPath® Global Carbon ETN	GRN	0.75	NYSE Arca	6/24/2038
iPath® JPY/USD Exchange Rate ETN	JYN	0.4	NYSE Arca	5/14/2037
iPath® MSCI India IndexSM ETN	INP	0.89	NYSE Arca	12/18/2036
iPath® Optimized Currency Carry ETN	ICI	0.65	NYSE Arca	1/28/2038
iPath® Inverse S&P 500 VIX Short-Term Futures™ ETN	XXV	0.89	NYSE Arca	7/17/2020
iPath® Inverse S&P 500 VIX Short-Term Futures™ ETN (II)	IVOP	0.89	NYSE Arca	9/20/2021
iPath® S&P 500 Dynamic VIX ETN	XVZ	0.95	NYSE Arca	8/18/2021
iPath® S&P 500 VIX Mid-Term Futures™ ETN	VXZ	0.89	NYSE Arca	1/30/2019
iPath® S&P 500 VIX Short-Term Futures™ ETN	VXX	0.89	NYSE Arca	1/30/2019
iPath® S&P GSCI® Crude Oil Total Return Index ETN	OIL	0.75	NYSE Arca	8/14/2036
iPath® S&P GSCI® Total Return Index ETN	GSP	0.75	NYSE Arca	6/12/2036
iPath® US Treasury Steepener ETN	STPP	0.75	NYSE Arca	8/13/2020
iPath® US Treasury Flattener ETN	FLAT	0.75	NYSE Arca	8/13/2020
iPath® US Treasury 2-year Bull ETN	DTUL	0.75	NYSE Arca	8/13/2020
iPath® US Treasury 2-year Bear ETN	DTUS	0.75	NYSE Arca	8/13/2020
iPath® US Treasury 5-year Bull ETN	DFVL	0.75	NYSE Arca	7/12/2021
iPath® US Treasury 5-year Bear ETN	DFVS	0.75	NYSE Arca	7/12/2021
iPath® US Treasury 10-year Bull ETN	DTYL	0.75	NYSE Arca	8/13/2020
iPath® US Treasury 10-year Bear ETN	DTYS	0.75	NYSE Arca	8/13/2020
iPath® US Treasury Long Bond Bull ETN	DLBL	0.75	NYSE Arca	8/13/2020
iPath® US Treasury Long Bond Bear ETN	DLBS	0.75	NYSE Arca	8/13/2020
iPath® Long Extended Russell 1000® TR Index ETN	ROLA	0.50	NYSE Arca	11/30/2020
iPath® Long Extended Russell 2000® TR Index ETN	RTLA	0.50	NYSE Arca	11/30/2020

iPath® Long Extended S&P 500® TR Index ETN	SFLA	0.35	NYSE Arca	11/30/2020
iPath® Long Enhanced MSCI EAFE® Index ETN	MFLA	0.80	NYSE Arca	11/30/2020
iPath® Short Enhanced MSCI EAFE® Index ETN	MFSA	0.80	NYSE Arca	11/30/2020
iPath® Long Enhanced MSCI Emerging Markets Index ETN	EMLB	0.80	NYSE Arca	11/30/2020
iPath® Short Enhanced MSCI Emerging Markets Index ETN	EMSA	0.80	NYSE Arca	11/30/2020
iPath® GEMS Asia 8 ETN	AYT	0.89	NYSE Arca	04/08/2038
iPath® GEMS IndexTM ETN	JEM	0.89	NYSE Arca	02/04/2038
iPath® Asian & Gulf Currency Revaluation ETN	PGD	0.89	NYSE Arca	02/04/2038
iPath® S&P MLP ETN	IMLP	0.80	NYSE Arca	12/15/2042

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any change in the level of the underlying index, or the Volume Weighted Average Price (“VWAP”) level, in the case of the iPath® S&P MLP ETN, between the inception date and the applicable valuation date. Additionally, if the level of the underlying index, or the VWAP level in the case of the iPath® S&P MLP ETN, is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index, or the VWAP value in the case of the iPath® S&P MLP ETN, has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 25,000 or 50,000 (depending on the series) ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

The Dow Jones-UBS Commodity IndexesSM are a joint product of Dow Jones Opco, LLC (“Dow Jones Opco”), a subsidiary of S&P Dow Jones Indices LLC, and UBS Securities LLC (“UBS”), and have been licensed for use by Barclays Bank PLC. “Dow Jones®,” “DJ,” “UBS”, “Dow Jones-UBS Commodity IndexSM”, “Dow Jones-UBS Commodity Index Total ReturnSM”, “Dow Jones-UBS Agriculture Subindex Total ReturnSM”, “Dow Jones-UBS Aluminum Subindex Total ReturnSM”, “Dow Jones-UBS Cocoa Subindex Total ReturnSM”, “Dow Jones-UBS Coffee Subindex Total ReturnSM”, “Dow Jones-UBS Copper Subindex Total ReturnSM”, “Dow Jones-UBS Cotton Subindex Total ReturnSM”, “Dow Jones-UBS Energy Subindex Total ReturnSM”, “Dow Jones-UBS Grains Subindex Total ReturnSM”, “Dow Jones-UBS Industrial Metals Subindex Total ReturnSM”, “Dow Jones-UBS Lead Subindex Total ReturnSM”, “Dow Jones-UBS Livestock Subindex Total ReturnSM”, “Dow Jones-UBS Natural Gas Subindex Total ReturnSM”, “Dow Jones-UBS Nickel Subindex Total ReturnSM”, “Dow Jones-UBS Platinum Subindex Total ReturnSM”, “Dow Jones-UBS Precious Metals Subindex Total ReturnSM”, “Dow Jones-UBS Softs Subindex Total ReturnSM”, “Dow Jones-UBS Sugar Subindex Total ReturnSM”, “Dow Jones-UBS Tin Subindex Total ReturnSM” and “DJ-UBSCISM”, are service and/or trademarks of Dow Jones Trademark Holdings, LLC (“Dow Jones”) and UBS AG (“UBS AG”), as the case may be. S&P® is a registered trademark of Standard & Poor’s Financial Services LLC. The ETNs based on the indices are not sponsored, endorsed, sold or promoted by Dow Jones, UBS, UBS AG, Dow Jones Opco or any of their respective subsidiaries or affiliates, and none of Dow Jones, UBS, UBS AG, Dow Jones Opco or any of their respective affiliates, makes any representation or warranty, express or implied, to the owners of or counterparts to the ETNs based on the indices or any member of the public regarding the advisability of investing in securities or commodities generally or in the ETNs based on any of the indices particularly.

The MSCI indexes are the exclusive property of MSCI, Inc. (“MSCI”). MSCI and the MSCI index names are service mark(s) of MSCI or its affiliates and have been licensed for use for certain purposes by Barclays Bank PLC. The financial securities referred to herein are not sponsored, endorsed, or promoted by MSCI, and MSCI bears no liability with respect to any such financial securities. The relevant pricing supplement contains a more detailed description of the limited relationship MSCI has with Barclays Bank PLC and any related financial securities. No purchaser, seller or holder of this product, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote this product without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

“S&P GSCI®”, “S&P GSCI® Index”, “S&P GSCI® Total Return Index”, “S&P GSCI® Commodity Index” and “S&P GSCI® Crude Oil Total Return Index” are trademarks of Standard & Poor’s Financial Services LLC (“S&P”) and have been licensed for use by Barclays Bank PLC. The ETNs are not sponsored, endorsed, sold or promoted by S&P. S&P does not make any representation or warranty, express or implied, to the owners of the ETNs or any member of the public regarding the advisability of investing in securities generally or in the ETNs particularly or the ability of the S&P GSCI® to track general stock market performance.

“Standard & Poor’s®”, “S&P 500®”, “S&P®” and “S&P 500® Total Return”, are trademarks of Standard & Poor’s Financial Services, LLC (“S&P”) and Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”). These trademarks have been licensed for use by S&P Dow Jones Indices LLC and its affiliates and sublicensed for certain purposes by Barclays Bank PLC. “CBOE®” and “Buywrite” are trademarks of the Chicago Board Options Exchange, Incorporated (“CBOE”) and have been licensed for use by S&P Dow Jones Indices LLC and sublicensed for certain purposes by Barclays Bank PLC. S&P Dow Jones Indices LLC, Dow Jones, S&P, or any of their respective subsidiaries or affiliates (collectively, “S&P Dow Jones Indices”) and CBOE make no representation, condition or warranty, express or implied, to the owners of the ETNs or to any member of the public regarding the advisability of investing in securities generally or in the ETNs or in the ability of the index to track market performance.

“Standard & Poor’s®”, “S&P 500®” and “S&P®” are registered trademarks of Standard & Poor’s Financial Services, LLC (“S&P”) and Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”). Standard & Poor’s®, S&P 500®, S&P® and S&P 500® Total Return are registered trademarks of S&P and have been licensed for use by S&P Dow Jones Indices LLC and its affiliates and sublicensed for certain purposes by Barclays Bank PLC. The S&P 500® Total Return (the “Index”) is a product of S&P Dow Jones Indices LLC, and has been licensed for use by Barclays Bank PLC. S&P Dow Jones Indices LLC, Dow Jones, S&P, or any of their respective subsidiaries or affiliates (collectively, “S&P Dow Jones Indices”) make no representation, condition or warranty, express or implied, to the owners of the ETNs or to any member of the public regarding the advisability of investing in securities generally or in the ETNs or in the ability of the index to track market performance

“Standard & Poor’s®”, “S&P 500®”, “S&P®”, “S&P 500® Total Return”, “S&P 500 VIX Short-Term Futures™”, “S&P 500 VIX Mid-Term Futures™” and “S&P 500® Dynamic VIX Futures™” are trademarks of Standard & Poor’s Financial Services, LLC (“S&P”) and Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”). These trademarks have been licensed for use by S&P Dow Jones Indices LLC and its affiliates and sublicensed for certain purposes by Barclays Bank PLC. “CBOE®”, “VIX®” and “BuyWrite” are trademarks of the Chicago Board Options Exchange, Incorporated (“CBOE”) and have been licensed for use by S&P Dow Jones Indices LLC and sublicensed for certain purposes by Barclays Bank PLC. This document is not sponsored, endorsed, or promoted by S&P Dow Jones Indices LLC, Dow Jones, S&P, or any of their respective subsidiaries or affiliates (collectively, “S&P Dow Jones Indices”) or by CBOE. S&P Dow Jones Indices and CBOE make no representation, condition or warranty, express or implied, to the owners of the ETNs or to any member of the public regarding the advisability of investing in securities generally or in the ETNs or in the ability of the indices to track market performance.

“Russell 1000® Index” and “Russell 2000® Index” are trademarks of Frank Russell Company and have been licensed for use by Barclays Bank PLC. The ETNs are not sponsored, endorsed, sold, or promoted by Frank Russell Company and Frank Russell Company makes no representation regarding the advisability of investing in the ETNs.

“S&P® ” is a registered trademark of Standard & Poor’s Financial Services LLC (“S&P”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”); and these trademarks have been licensed for use by S&P Dow Jones Indices LLC. The S&P® trademark has been sublicensed for certain purposes by Barclays Bank PLC. The S&P MLP index (the “Index”) is a product of S&P Dow Jones Indices LLC and has been licensed for use by Barclays Bank PLC. The ETNs are not sponsored, endorsed, sold or promoted by S&P Dow Jones Indices LLC, Dow Jones, S&P or any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices does not make any representation or warranty, express or implied, to the owners of the ETNs or any member of the public regarding the advisability of investing in securities generally or in the ETNs particularly or the ability of the Index to track general market performance.

Each of the Barclays commodities indices referenced herein is a trademark of Barclays Bank PLC.

“Barclays US Treasury 2Y/10Y Yield Curve IndexTM”, “Barclays 2Y US Treasury Futures Targeted Exposure IndexTM”, “Barclays 5Y US Treasury Futures Targeted Exposure IndexTM”, “Barclays 10Y US Treasury Futures Targeted Exposure IndexTM” and “Barclays Long Bond US Treasury Futures Targeted Exposure IndexTM” are trademarks of Barclays Bank PLC.

“Barclays Optimized Currency Carry IndexTM” and the “USD Optimized Currency Carry IndexTM” are trademarks of Barclays Bank PLC.

“Barclays Global Carbon IndexTM” and “Barclays Global Carbon Index Total ReturnTM” are trademarks of Barclays Bank PLC.

“Barclays Global Emerging Markets Strategy (GEMS) Asia 8 IndexTM”, “Barclays Global Emerging Markets Strategy (GEMS) Pegged Currency IndexTM” and “Barclays Global Emerging Markets Strategy (GEMS) IndexTM” are trademarks of Barclays Bank PLC.

© 2013 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

END PRODUCT INFORMATION PAGE

UNDERSTANDING iPATH ETNs

Home > About iPath ETNs > Essentials of ETNs > Understanding iPath ETNs

Understanding iPath® ETNs

Understanding iPath ETNs

iPath Exchange Traded Notes (ETNs) offer investors an efficient way to access difficult-to-reach market benchmarks or strategies. iPath ETNs are senior, unsecured debt securities issued by Barclays Bank PLC.

While ETNs are not equities or index funds, they do share several characteristics. Like equities, they trade on an exchange and can be shorted1 on an uptick or a downtick, subject to the ability to locate shares to borrow. Like an index fund, they are linked to the return of a benchmark index.

Structure of iPath

ETNs iPath ETNs can be characterized by the following key features:

Payment at maturity	Investors who hold iPath ETNs to maturity will receive a cash payment at maturity that is linked to the performance of the corresponding index during the period beginning on the inception date and ending at maturity, less investor fees.

Redemption prior to maturity	Investors can redeem a large block of iPath ETNs, typically 25,000 to 50,000 units, directly to Barclays Bank PLC before their maturity date, subject to the procedures described in the relevant prospectus[2] . A redemption charge may apply for redemption of certain series of iPath ETNs.

Coupons	Interest will not be paid during the term of most iPath ETNs. iPath Global Emerging Markets Strategy (GEMS) ETNs are designed to pay a monthly coupon. iPath S&P MLP ETNs are designed to pay a quarterly coupon.

Dividend Distributions	The iPath ETNs currently available do not make dividend distributions.

Investor fee and additional costs	The investor fee is subtracted on a daily basis from the closing indicative value of each iPath ETN at a cumulative annual rate equal to the Yearly Fee. Because the investor fee and other applicable costs reduce the amount of an investor’s return at

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maturity or upon redemption, if the value of the underlying index decreases or does not increase significantly, investors may receive less than the principal amount of the investment at maturity or upon redemption. For a more complete description of how the investor fee and other applicable costs are calculated, please see the applicable product page and pricing supplement. Additional costs, such as rolling costs, may apply to certain iPath ETNs. Please refer to the relevant prospectus for more information.

No principal protection	Investors will receive a cash payment at maturity or upon redemption linked to the performance of the corresponding index, less investor fees and other applicable costs. The index may go up or down. Even if the index goes up, investors may not recover their principal once investor fees and costs are deducted.

Ratings	The iPath ETNs are not rated, but are backed by the credit of Barclays Bank PLC.[3] Credit ratings relate solely to the issuer, Barclays Bank PLC, and not to the ETNs.

Unsecured debt	iPath ETNs are senior, unsecured debt securities issued by Barclays Bank PLC.

Voting rights	Because the iPath ETNs are debt securities, they do not have any voting rights.

Differences and similarities between ETNs and Exchange Traded Funds (ETFs)

Both ETNs and ETFs provide investors access to the returns of various market benchmarks. However, iPath ETNs are debt securities issued by Barclays Bank PLC, whereas ETFs are typically registered investment companies collateralized by an underlying portfolio of securities. Other differences and similarities are noted in the following chart:

	ETN	ETF

Liquidity	Daily on exchange	Daily on exchange

Registration	Securities Act of 1933	Investment Company Act of 1940

Recourse	Issuer credit	Portfolio of securities

Principal risk	Market and issuer risk	Market risk

Tracking Error*	Low to moderate	Low

Tax Issues	Capital gains only realized upon the sale, redemption or maturity of the ETN. No dividend distributions. Interest will not be paid during the term of most iPath ETNs (iPath Global Emerging Markets Strategy (GEMS) ETNs are designed to pay a monthly coupon and iPath S&P MLP ETNs are designed to pay a quarterly coupon).	Potential exposure to capital gains and losses of portfolio, although creation/redemption mechanism works to minimize this. Dividends and interest income passed through to shareholders.

Transparency	Performance of ETNs generally depends on the return of the underlying index, less applicable fees and costs. There is typically not an underlying portfolio of securities that investors have recourse to.	Performance of ETFs generally depends on the return on a portfolio of securities or instruments held by the fund, less applicable fees and costs. Holdings of the fund are disclosed by the fund sponsor.

Accessibility	Access through any brokerage account (certain firms may have restrictions on product availability on their platforms)	Access through any brokerage account (certain firms may have restrictions on product availability on their platforms)

Institutional size redemption	Daily to the issuer	Daily via custodian

Short sales[1]	Yes, on an uptick or a downtick	Yes, on an uptick or a downtick

*	Tracking error refers to the performance difference of an investment versus its benchmark over a given time period.

iPath Roles

Barclays Bank PLC and its subsidiary undertakings (taken together, the “Group”) is a major global financial services provider engaged in retail and commercial banking, credit cards, investment banking, wealth management and investment management services. The Group operates in many countries around the world. The whole of the issued ordinary share capital of Barclays Bank PLC is beneficially owned by Barclays PLC, which is the ultimate holding company of the Group.

Barclays Capital Inc. acts as the issuer’s agent in connection with the distribution of the iPath ETNs. Barclays Capital Inc. is an affiliate of Barclays Bank PLC and is a registered US broker-dealer regulated by the SEC and the FINRA.

BlackRock’s broker-dealer affiliate, BlackRock Fund Distribution Company, engages in the promotion of iPath ETNs to intermediaries including registered broker-dealers and registered investment advisors; and to end-users, such as mutual funds, hedge funds and insurance companies.

Regulation of iPath ETNs

iPath ETNs are registered under the Securities Act of 1933. They are not regulated by the Commodity Futures Trade Commission (CFTC), and you do not need a Series 3 License to sell them. However, futures contracts notionally underlying the relevant market index may be regulated by the CFTC.

[1]	With short sales, an investor faces the potential for unlimited losses as the security’s price rises.

[2]

The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount. Any such reduction will be applied on a consistent basis for all holders of units at the time the reduction becomes effective.

[3]	Credit ratings are subject to revision or withdrawal at any time by the assigning rating organization, which may have an adverse effect on the market price or marketability of the iPath ETNs.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any change in the level of the underlying index, or the Volume Weighted Average Price (“VWAP”) level, in the case of the iPath® S&P MLP ETN, between the inception date and the applicable valuation date. Additionally, if the level of the underlying index, or the VWAP level in the case of the iPath® S&P MLP ETN, is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index, or the VWAP value in the case of the iPath® S&P MLP ETN, has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 25,000 or 50,000 (depending on the series) ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

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Essentials of iPath ETNs	Benefits of ETNs

END UNDERSTANDING iPATH ETNs

BENEFITS OF ETNs

Home > About iPath ETNs > Essentials of ETNs > Benefits of ETNs

Benefits of ETNs

iPath Exchange Traded Notes (ETNs) offer investors access to the returns of a particular market or strategy, less investor fees, and offer the following benefits:

Gain access to difficult-to-reach exposures

iPath ETNs offer exposure to the returns of market benchmarks, less investor fees and costs, with exchange-traded accessibility. The ETN structure offers investors flexible exposure to investments in previously expensive or difficult-to-reach market sectors or strategies.

Help manage your taxable events1

U.S. holders of iPath ETNs (other than the single currency and MLP ETNs) should generally not be required to include amounts in income prior to sale, redemption or maturity. Investors should generally recognize gain or loss upon the sale, redemption or maturity of their iPath ETNs in an amount equal to the difference between the amount they receive at such time and their tax basis in the securities. This enables investors to generally manage the timing of taxable events related to their investment in iPath ETNs. However, significant aspects of the tax treatment of the ETNs are uncertain, and the IRS and U.S. Treasury are actively considering the tax treatment of instruments such as iPath ETNs, which could change at any time. Investors should consult a tax advisor about their own tax situation.

Trading Flexibility

iPath ETNs are listed on NYSE Arca and can be bought and sold at their market price on the secondary market anytime during trading hours, similar to other publicly traded securities. Certain iPath ETNs are listed on additional exchanges as well as NYSE Arca. Investors may also redeem a large block of securities, typically 25,000 or 50,000 securities, directly to the issuer, Barclays Bank PLC, subject to the procedures described in the relevant prospectus2. A one-time redemption charge will apply to certain ETNs. The charge is intended to allow the issuer to recoup brokerage and other costs incurred in connection with an early redemption (although the proceeds from the charge may be more or less than such costs).

[1]	Please see the applicable prospectus for a more complete discussion of the primary tax treatment and alternative tax characterizations that are possible with respect to each iPath ETN.
[2]

The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount. Any such reduction will be applied on a consistent basis for all holders of units at the time the reduction becomes effective.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

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You May Lose Some or All of Your Principal: The ETNs are exposed to any change in the level of the underlying index, or the Volume Weighted Average Price (“VWAP”) level, in the case of the iPath® S&P MLP ETN, between the inception date and the applicable valuation date. Additionally, if the level of the underlying index, or the VWAP level in the case of the iPath® S&P MLP ETN, is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index, or the VWAP value in the case of the iPath® S&P MLP ETN, has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 25,000 or 50,000 (depending on the series) ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

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Understanding iPath ETNs	Trading and Redemption

END BENEFITS OF ETNs

TRADING AND REDEMPTION

Home > About iPath ETNs > Essentials of ETNs > Trading and Redemption

Trading and Redemption

iPath Exchange Traded Notes (ETNs) are listed on NYSE Arca (and in the case of certain iPath ETNs, on additional exchanges) and can be bought and sold at their market price on the secondary market, similar to other publicly traded securities. Interest is not paid during the term of the iPath ETNs and the currently available iPath ETNs do not make dividend distributions. Some iPath ETNs (including GEMS and MLP ETNs) are designed to pay monthly or quarterly coupons.

Trading or redemption options

Investors can liquidate iPath ETNs in one of three ways:

Sell in the secondary market during trading hours. Investors transacting on the secondary market will not incur a redemption charge.

Redeem a large block of securities, typically 25,000 to 50,000 securities directly to the issuer, Barclays Bank PLC, subject to the procedures described in the relevant prospectus¹. The redemption feature is intended to induce arbitrageurs to counteract any trading of the iPath ETNs at a premium or discount to their indicative value, though there can be no assurance that arbitrageurs will employ the redemption feature in this manner. A one-time redemption charge will apply to certain ETNs. The charge is intended to allow the issuer to recoup brokerage and other costs incurred in connection with an early redemption (although the proceeds from the charge may be more or less than such costs).

Hold until maturity and receive a cash payment on the maturity date from the issuer, Barclays Bank PLC, based on the performance of the corresponding index, less investor fees and other applicable costs. Please see the relevant prospectus for details on how the payment at maturity is calculated for your ETNs.

Indicative value calculation

iPath ETNs are debt securities, not mutual funds, so they do not have a net asset value or “NAV”. An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or other third party. Additionally, the closing indicative value of each iPath ETN is calculated and published at the end of each calendar day on this website. View now.

Some iPath ETNs apply an index multiplier for purposes of calculating the closing indicative note value on each calendar day. The effect of the index multiplier is to adjust the rate at which the value of the ETN is expected to change (either directly or inversely) in response to changes in the level of the relevant index.

Most iPath ETNs are linked to the performance of the underlying index as measured by closing levels of the index constituents. For iPath® S&PMLP ETNs, the underlying index performance is measured by the consolidated volume-weighted average price (VWAP) level of the index constituents.

Indicative value and trading price

The intraday indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale,

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redemption, or termination of the iPath ETNs, nor does it reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the index sponsors underlying the iPath ETNs may occasionally be subject to delay or postponement. Any such delays or postponements will affect the current index level and therefore the intraday indicative value of the applicable iPath ETNs. Index levels provided by the index sponsors underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying relevant market. For this reason and others, the actual trading price of the iPath ETNs may be different from their indicative value.

Automatic termination

Certain iPath ETNs will be automatically redeemed if the indicative value reaches a certain level (an “automatic termination event”), as described in the relevant prospectus. Upon the occurrence of an automatic termination event, Barclays Capital will deliver notice of automatic termination, and investors will receive a cash payment in U.S. dollars per ETN on the applicable valuation date calculated in accordance with the procedures described in the relevant prospectus.

Subsequent issuances

If demand for any iPath ETN exceeds the initial amount of securities issued, subsequent issuances may be made under the registration statement. The terms of the new issue—including maturity date, investor fee, ticker and CUSIP—will be the same as the original issue, and it is expected that both issues would be immediately fungible.

Suspension of issuances

Depending on market factors or regulatory developments, iPath ETNs may be suspended from further sales from inventory and/or further issuances.² Daily redemptions at the option of the holders of iPath ETNs are typically not affected by suspensions, nor are Barclays Bank PLC’s lending activities from existing inventory with respect to iPath ETNs typically affected by suspensions.

It is possible that a suspension, as described above, may influence the market value of iPath ETNs. Limitations on issuance and sale implemented may cause an imbalance of supply and demand in the secondary market for iPath ETNs, which may cause them to trade at a premium or discount in relation to their indicative value. Therefore, any purchase of iPath ETNs in the secondary market may be at a purchase price significantly different from their indicative value.

¹	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount. Any such reduction will be applied on a consistent basis for all holders of units at the time the reduction becomes effective.
²	As will be described in further detail in the applicable pricing supplement relating to the iPath ETNs.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any change in the level of the underlying index, or the Volume Weighted Average Price (“VWAP”)

level, in the case of the iPath® S&P MLP ETN, between the inception date and the applicable valuation date. Additionally, if the level of the underlying index, or the VWAP level in the case of the iPath® S&P MLP ETN, is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index, or the VWAP value in the case of the iPath® S&P MLP ETN, has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 25,000 or 50,000 (depending on the series) ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

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Benefits of ETNs	Premiums and Discounts

END TRADING AND REDEMPTION

TAX CONSIDERATIONS

Home > About iPath ETNs > Essentials of ETNs > Tax Considerations

Tax Considerations

For U.S. federal income tax purposes, Barclays Bank PLC and investors agree to treat all iPath ETNs, except certain currency ETNs, as prepaid executory contracts with respect to the relevant index. If such iPath ETNs are so treated, investors should recognize gain or loss upon the sale, redemption or maturity of their iPath ETNs in an amount equal to the difference between the amount they receive at such time and their tax basis in the securities. Investors generally agree to treat such gain or loss as capital gain or loss, except with respect to those iPath ETNs for which investors agree to treat such gain or loss as ordinary, as detailed in the chart below.

iPath ETN Tax Consequences

The following table summarizes certain U.S. federal tax consequences that holders of iPath ETNs and Barclays Bank PLC agree to be subject to pursuant to the terms of iPath ETNs. These tax consequences, however, are not certain and alternative treatments are possible. Please see the applicable prospectus for a more complete discussion of the primary tax treatment and alternative tax characterizations that are possible with respect to each iPath ETN.

TYPE	TREATMENT AT MATURITY	RECOGNITION OF CURRENT INCOME

Alternatives	Capitals gains	No

Buy Write	Capital gains	No

Commodities	Capital gains	No

Equity	Capital gains	No

Fixed Income	Capital gains	No

Leveraged	Capital gains	No

MLP	Capital gains (but subject to the constructive ownership rules discussed below)	Yes

Currency

- Carry Trade	Ordinary Income	No

- Exchange Rate	Ordinary Income	Yes

- Global Emerging Markets Strategy (GEMS)	Ordinary Income	Yes

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Related Resources

[icon] Product List

[icon] Fundamentals of iPath ETNs

[icon] FAQ

[icon] Tax FAQ

Barclays Bank PLC’s position on the tax status of ETNs

Barclays Bank PLC is aligned with the Securities Industry and Financial Markets Association (SIFMA) and believes that the tax treatment of investment products should be driven by the product’s attributes. Mutual funds and ETNs are taxed differently because they are fundamentally different products. Investors who buy shares in a mutual fund own the underlying securities and receive annual dividend income from those securities, which is taxable. ETN investors do not own underlying securities and receive no dividends while holding an ETN.

Tax Status of Currency ETNs

Revenue ruling 2008-1, issued on December 7, 2007, holds that certain financial instruments linked directly to the value of a foreign currency—regardless of whether the instrument is privately offered, publicly offered or traded on an exchange—should be treated like debt for federal tax purposes. Revenue Ruling 2008-1 is relevant to iPath exchange rate and GEMS ETNs.

Barclays Bank PLC believes that this ruling provides investors clarity on the tax treatment of certain financial instruments linked directly to the value of a foreign currency—regardless of whether the instrument is privately offered, publicly offered, or traded on an exchange.

With respect to the iPath exchange rate ETNs, this means that any interest accrued (net of fees) during the life of those ETNs will be taxed as ordinary income on a current basis, even though that interest is reinvested and not paid out until the holder sells the ETN or the ETN matures. It also means that a gain or loss from the redemption or maturity of these ETNs will generally be ordinary. With respect to iPath GEMS ETNs, this means that interest on these ETNs should be taxed as ordinary income at the time it accrues or is received (iPath GEMS ETNs are designed to pay a monthly coupon). It also means that gain or loss from the sale or redemption of these ETNs should generally be ordinary.

With respect to iPath GEMS ETNs, this means that interest on these ETNs should be taxed as ordinary income at the time it accrues or is received (iPath GEMS ETNs are designed to pay a monthly coupon). It also means that gain or loss from the sale or redemption of these ETNs should generally be ordinary.

The iPath Optimized Currency Carry ETN is different from the instruments described in Revenue Ruling 2008-1. However, due to rules under Section 988 of the Internal Revenue Code, gain or loss from the sale or redemption of this ETN should generally be ordinary.

Tax status of equity, fixed income, commodity, leveraged and certain alternatives ETNs

Revenue ruling 2008-1 likely does not apply to iPath ETNs other than iPath exchange rate and GEMS ETNs. However, on December 7, 2007, the IRS also issued notice 2008-2 asking for comments on the appropriate tax treatment of instruments such as the equity and commodity ETNs. The IRS has not issued additional guidance on this issue.

Tax Status of iPath® S&P MLP ETNs

MLP tax treatment

MLPs are generally treated as partnerships for U.S. federal income tax purposes. While a partnership is not taxed as a separate entity or subject to corporate income taxes, the partners are treated as directly earning a share of the partnership’s income and they are subject to tax on such income. Since taxes are applied to the partners and not to the partnership, the “double taxation” effect at the entity level and at the investor level is eliminated when directly investing in an MLP.

iPath MLP ETN current tax status

As more fully described in the relevant pricing supplement, Barclays and investors agree to treat iPath® S&P MLP ETNs as prepaid forward contracts. Similar to other iPath ETNs, if this treatment is respected, investors in iPath® S&P MLP ETNs should recognize a gain or loss upon the sale, redemption or maturity of their ETNs. This gain or loss generally should be capital gain or loss, subject to the potential application of certain “constructive ownership” rules. As discussed more fully in the relevant pricing supplement, these rules provide that any long-term capital gain that an investor recognizes in respect of an ETN that is in excess of the amount of long-term capital gain that such investor would have recognized if it had instead owned a direct investment in the MLPs that are referenced by the ETN will likely be recharacterized as ordinary income and subject to an interest charge. To avoid or limit recharacterization under these rules, an investor in iPath® S&P MLP ETNs may need to demonstrate, with clear and convincing evidence, the amount of long-term capital gain that it would have recognized in respect of a direct MLP investment. The issuer and investors in iPath® S&P MLP ETNs also agree to treat coupon payments as ordinary income at the time accrued or received, which may result in a higher tax liability than a direct investment in the underlying MLPs.

Investing in iPath® S&P MLP ETNs is intended to reduce the tax management and administrative burdens typical of a direct investment in MLPs. Investors in iPath® S&P MLP ETNs will not receive a Schedule K-1. Distributions will be reported on Form 1099s.

iPath MLP ETN current tax status in a tax-deferred retirement account?

Employee benefit plans and most other organizations exempt from US federal income tax, such as individual retirement accounts and other retirement plans, may be subject to income tax on their unrelated business taxable income (“UBTI”) if investing directly in an MLP through such a plan. If the treatment of iPath® S&P MLP ETNs as prepaid forward contracts in respect of the index is respected, investors should not be treated as owning the underlying MLPs. Therefore, although the matter is not free from doubt, income or gain from iPath® S&P MLP ETNs should not constitute UBTI to a U.S. holder that is a tax-exempt investor unless such holder has borrowed funds (or is treated as having borrowed funds) in respect of its acquisition or ownership of the ETNs. However, the IRS has not issued a formal opinion or guidance on this issue, and you should consult your tax advisor about your own tax situation.

An investment in iPath ETNs may not be suitable for all investors. Please see the applicable prospectus for a more complete discussion of the primary tax treatment and alternative tax characterizations that are possible with respect to each iPath ETN. Significant aspects of the tax treatment of the ETNs are uncertain. Investors should consult a tax advisor about their own tax situation. An investment in iPath ETNs also involves other risks, including possible loss of principal. See the applicable prospectus for a discussion of these other risks.

Barclays Capital Inc. and its affiliates and BlackRock Investments, LLC, and its affiliates do not provide tax advice and nothing contained herein should be construed to be tax advice. Please be advised that any discussion of U.S. tax matters contained herein (including any attachments) (i) is not intended or written to be used, and cannot be used, by you for the purpose of avoiding U.S. tax-related penalties; and (ii) was written to support the promotion or marketing of the transactions or other matters addressed herein. Accordingly, you should seek advice based on your particular circumstances from an independent tax advisor.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any change in the level of the underlying index, or the Volume Weighted Average Price (“VWAP”) level, in the case of the iPath® S&P MLP ETN, between the inception date and the applicable valuation date. Additionally, if the level of the underlying index, or the VWAP level in the case of the iPath® S&P MLP ETN, is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index, or the VWAP value in the case of the iPath® S&P MLP ETN, has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 25,000 or 50,000 (depending on the series) ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

<<Previous	Next >>
Premiums and Discounts	iPath Leveraged ETNs

END TAX CONSIDERATIONS

iPATH ETN PROSPECTUSES

Home > iPath ETN Resources > Prospectuses

iPath® ETN Prospectuses

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Title ▲	Ticker ▶	Date ▶	Audience ▶
iPath® US Treasury Steepener ETN	STPP	xx/xx/xxxx	All

iPath® US Treasury Long Bond Bull ETN	DLBL	xx/xx/xxxx	All

iPath® US Treasury Long Bond Bear ETN	DLBS	xx/xx/xxxx	All

iPath® US Treasury Flattener ETN	FLAT	xx/xx/xxxx	All

iPath® US Treasury 5-year Bull ETN	DFVL	xx/xx/xxxx	All

iPath® US Treasury 5-year Bear ETN	DFVS	xx/xx/xxxx	All

iPath® US Treasury 2-year Bull ETN	DTUL	xx/xx/xxxx	All

iPath® US Treasury 2-year Bear ETN	DTUS	xx/xx/xxxx	All

iPath® US Treasury 10-year Bull ETN	DTYL	xx/xx/xxxx	All

iPath® US Treasury 10-year Bear ETN	DTYS	xx/xx/xxxx	All

iPath® Short Enhanced MSCI Emerging Markets Index ETN	EMSA	xx/xx/xxxx	All

iPath® Short Enhanced MSCI EAFE® Index ETN	MFSA	xx/xx/xxxx	All

iPath® Seasonal Natural Gas ETN	DCNG	xx/xx/xxxx	All

iPath® S&P GSCI® Total Return Index ETN	GSP	xx/xx/xxxx	All

iPath® S&P GSCI® Crude Oil Total Return Index ETN	OIL	xx/xx/xxxx	All

iPath® S&P 500 VIX Short-Term Futures™ ETN	VXX	xx/xx/xxxx	All

iPath® S&P 500 VIX Mid-Term Futures™ ETN	VXZ	xx/xx/xxxx	All

iPath® S&P 500 Dynamic VIX ETN	XVZ	xx/xx/xxxx	All

iPath® Pure Beta Sugar ETN	SGAR	xx/xx/xxxx	All

iPath® Pure Beta Softs ETN	GRWN	xx/xx/xxxx	All

iPath® Pure Beta S&P GSCI® -Weighted ETN	SBV	xx/xx/xxxx	All

iPath® Pure Beta Precious Metals ETN	BLNG	xx/xx/xxxx	All

iPath® Pure Beta Nickel ETN	NINI	xx/xx/xxxx	All

iPath® Pure Beta Livestock ETN	LSTK	xx/xx/xxxx	All

iPath® Pure Beta Lead ETN	LEDD	xx/xx/xxxx	All

iPath® Pure Beta Industrial Metals ETN	HEVY	xx/xx/xxxx	All

iPath® Pure Beta Grains ETN	WEET	xx/xx/xxxx	All

iPath® Pure Beta Energy ETN	ONG	xx/xx/xxxx	All

iPath® Pure Beta Crude Oil ETN	OLEM	xx/xx/xxxx	All

iPath® Pure Beta Cotton ETN	CTNN	xx/xx/xxxx	All

iPath® Pure Beta Copper ETN	CUPM	xx/xx/xxxx	All

iPath® Pure Beta Coffee ETN	CAFE	xx/xx/xxxx	All

iPath® Pure Beta Cocoa ETN	CHOC	xx/xx/xxxx	All

iPath® Pure Beta Broad Commodity ETN	BCM	xx/xx/xxxx	All

iPath® Pure Beta Aluminum ETN	FOIL	xx/xx/xxxx	All

iPath® Pure Beta Agriculture ETN	DIRT	xx/xx/xxxx	All

iPath® Optimized Currency Carry ETN	ICI	xx/xx/xxxx	All

iPath® MSCI India IndexSM ETN	INP	xx/xx/xxxx	All

iPath® Long Extended S&P 500® TR Index ETN	SFLA	xx/xx/xxxx	All

iPath® Long Extended Russell 2000® TR Index ETN	RTLA	xx/xx/xxxx	All

iPath® Long Extended Russell 1000® TR Index ETN	ROLA	xx/xx/xxxx	All

iPath® Long Enhanced MSCI Emerging Markets Index ETN	EMLB	xx/xx/xxxx	All

iPath® Long Enhanced MSCI EAFE® Index ETN	MFLA	xx/xx/xxxx	All

iPath® JPY/USD Exchange Rate ETN	JYN	xx/xx/xxxx	All

iPath® Inverse S&P 500 VIX Short-Term Futures™ ETN (II)	IVOP	xx/xx/xxxx	All

iPath® Inverse S&P 500 VIX Short-Term Futures™ ETN	XXV	xx/xx/xxxx	All

iPath® Global Carbon ETN	GRN	xx/xx/xxxx	All

iPath® GEMS Index™ ETN	JEM	xx/xx/xxxx	All

iPath® GEMS Asia 8 ETN	AYT	xx/xx/xxxx	All

iPath® GBP/USD Exchange Rate ETN	GBB	xx/xx/xxxx	All

iPath® EUR/USD Exchange Rate ETN	ERO	xx/xx/xxxx	All

iPath® Dow Jones-UBS Tin Subindex Total ReturnSM ETN	JJT	xx/xx/xxxx	All

iPath® Dow Jones-UBS Sugar Subindex Total ReturnSM ETN	SGG	xx/xx/xxxx	All

iPath® Dow Jones-UBS Softs Subindex Total ReturnSM ETN	JJS	xx/xx/xxxx	All

iPath® Dow Jones-UBS Precious Metals Subindex Total ReturnSM ETN	JJP	xx/xx/xxxx	All

iPath® Dow Jones-UBS Platinum Subindex Total ReturnSM ETN	PGM	xx/xx/xxxx	All

iPath® Dow Jones-UBS Nickel Subindex Total ReturnSM ETN	JJN	xx/xx/xxxx	All

iPath® Dow Jones-UBS Natural Gas Subindex Total ReturnSM ETN	GAZ	xx/xx/xxxx	All

iPath® Dow Jones-UBS Livestock Subindex Total ReturnSM ETN	COW	xx/xx/xxxx	All

iPath® Dow Jones-UBS Lead Subindex Total ReturnSM ETN	LD	xx/xx/xxxx	All

iPath® Dow Jones-UBS Industrial Metals Subindex Total ReturnSM ETN	JJM	xx/xx/xxxx	All

iPath® Dow Jones-UBS Grains Subindex Total ReturnSM ETN	JJG	xx/xx/xxxx	All

iPath® Dow Jones-UBS Energy Subindex Total ReturnSM ETN	JJE	xx/xx/xxxx	All

iPath® Dow Jones-UBS Cotton Subindex Total ReturnSM ETN	BAL	xx/xx/xxxx	All

iPath® Dow Jones-UBS Copper Subindex Total ReturnSM ETN	JJC	xx/xx/xxxx	All

iPath® Dow Jones-UBS Commodity Index Total ReturnSM ETN	DJP	xx/xx/xxxx	All

iPath® Dow Jones-UBS Coffee Subindex Total ReturnSM ETN	JO	xx/xx/xxxx	All

iPath® Dow Jones-UBS Cocoa Subindex Total ReturnSM ETN	NIB	xx/xx/xxxx	All

iPath® Dow Jones-UBS Aluminum Subindex Total ReturnSM ETN	JJU	xx/xx/xxxx	All

iPath® Dow Jones-UBS Agriculture Subindex Total ReturnSM ETN	JJA	xx/xx/xxxx	All

iPath® CBOE S&P 500 BuyWrite IndexSM ETN	BWV	xx/xx/xxxx	All

iPath® Asian & Gulf Currency Revaluation ETN	PGD	xx/xx/xxxx	All

iPath® S&P MLP ETN	IMLP	xx/xx/xxxx	All

END iPATH ETN PROSPECTUSES

iPATH ETN FACT SHEETS

Home > iPath ETN Resources > Fact Sheets

iPath® ETN Fact Sheets

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Title ▼	Ticker ▶	Date ▶	Audience ▶
iPath® Asian & Gulf Currency Revaluation ETN	PGD	xx/xx/xxxx	All

iPath® CBOE S&P 500 BuyWrite IndexSM ETN	BWV	xx/xx/xxxx	All

iPath® Dow Jones-UBS Agriculture Subindex Total ReturnSM ETN	JJA	xx/xx/xxxx	All

iPath® Dow Jones-UBS Aluminum Subindex Total ReturnSM ETN	JJU	xx/xx/xxxx	All

iPath® Dow Jones-UBS Cocoa Subindex Total ReturnSM ETN	NIB	xx/xx/xxxx	All

iPath® Dow Jones-UBS Coffee Subindex Total ReturnSM ETN	JO	xx/xx/xxxx	All

iPath® Dow Jones-UBS Commodity Index Total ReturnSM ETN	DJP	xx/xx/xxxx	All

iPath® Dow Jones-UBS Copper Subindex Total ReturnSM ETN	JJC	xx/xx/xxxx	All

iPath® Dow Jones-UBS Cotton Subindex Total ReturnSM ETN	BAL	xx/xx/xxxx	All

iPath® Dow Jones-UBS Energy Subindex Total ReturnSM ETN	JJE	xx/xx/xxxx	All

iPath® Dow Jones-UBS Grains Subindex Total ReturnSM ETN	JJG	xx/xx/xxxx	All

iPath® Dow Jones-UBS Industrial Metals Subindex Total ReturnSM ETN	JJM	xx/xx/xxxx	All

iPath® Dow Jones-UBS Lead Subindex Total ReturnSM ETN	LD	xx/xx/xxxx	All

iPath® Dow Jones-UBS Livestock Subindex Total ReturnSM ETN	COW	xx/xx/xxxx	All

iPath® Dow Jones-UBS Natural Gas Subindex Total ReturnSM ETN	GAZ	xx/xx/xxxx	All

iPath® Dow Jones-UBS Nickel Subindex Total ReturnSM ETN	JJN	xx/xx/xxxx	All

iPath® Dow Jones-UBS Platinum Subindex Total ReturnSM ETN	PGM	xx/xx/xxxx	All

iPath® Dow Jones-UBS Precious Metals Subindex Total ReturnSM ETN	JJP	xx/xx/xxxx	All

iPath® Dow Jones-UBS Softs Subindex Total ReturnSM ETN	JJS	xx/xx/xxxx	All

iPath® Dow Jones-UBS Sugar Subindex Total ReturnSM ETN	SGG	xx/xx/xxxx	All

iPath® Dow Jones-UBS Tin Subindex Total ReturnSM ETN	JJT	xx/xx/xxxx	All

iPath® EUR/USD Exchange Rate ETN	ERO	xx/xx/xxxx	All

iPath® GBP/USD Exchange Rate ETN	GBB	xx/xx/xxxx	All

iPath® GEMS Asia 8 ETN	AYT	xx/xx/xxxx	All

iPath® GEMS Index™ ETN	JEM	xx/xx/xxxx	All

iPath® Global Carbon ETN	GRN	xx/xx/xxxx	All

iPath® Inverse S&P 500 VIX Short-Term Futures™ ETN	XXV	xx/xx/xxxx	All

iPath® Inverse S&P 500 VIX Short-Term Futures™ ETN (II)	IVOP	xx/xx/xxxx	All

iPath® JPY/USD Exchange Rate ETN	JYN	xx/xx/xxxx	All

iPath® Long Enhanced MSCI EAFE® Index ETN	MFLA	xx/xx/xxxx	All

iPath® Long Enhanced MSCI Emerging Markets Index ETN	EMLB	xx/xx/xxxx	All

iPath® Long Extended Russell 1000® TR Index ETN	ROLA	xx/xx/xxxx	All

iPath® Long Extended Russell 2000® TR Index ETN	RTLA	xx/xx/xxxx	All

iPath® Long Extended S&P 500® TR Index ETN	SFLA	xx/xx/xxxx	All

iPath® MSCI India IndexSM ETN	INP	xx/xx/xxxx	All

iPath® Optimized Currency Carry ETN	ICI	xx/xx/xxxx	All

iPath® Pure Beta Agriculture ETN	DIRT	xx/xx/xxxx	All

iPath® Pure Beta Aluminum ETN	FOIL	xx/xx/xxxx	All

iPath® Pure Beta Broad Commodity ETN	BCM	xx/xx/xxxx	All

iPath® Pure Beta Cocoa ETN	CHOC	xx/xx/xxxx	All

iPath® Pure Beta Coffee ETN	CAFE	xx/xx/xxxx	All

iPath® Pure Beta Copper ETN	CUPM	xx/xx/xxxx	All

iPath® Pure Beta Cotton ETN	CTNN	xx/xx/xxxx	All

iPath® Pure Beta Crude Oil ETN	OLEM	xx/xx/xxxx	All

iPath® Pure Beta Energy ETN	ONG	xx/xx/xxxx	All

iPath® Pure Beta Grains ETN	WEET	xx/xx/xxxx	All

iPath® Pure Beta Industrial Metals ETN	HEVY	xx/xx/xxxx	All

iPath® Pure Beta Lead ETN	LEDD	xx/xx/xxxx	All

iPath® Pure Beta Livestock ETN	LSTK	xx/xx/xxxx	All

iPath® Pure Beta Nickel ETN	NINI	xx/xx/xxxx	All

iPath® Pure Beta Precious Metals ETN	BLNG	xx/xx/xxxx	All

iPath® Pure Beta S&P GSCI® -Weighted ETN	SBV	xx/xx/xxxx	All

iPath® Pure Beta Softs ETN	GRWN	xx/xx/xxxx	All

iPath® Pure Beta Sugar ETN	SGAR	xx/xx/xxxx	All

iPath® S&P 500 Dynamic VIX ETN	XVZ	xx/xx/xxxx	All

iPath® S&P 500 VIX Mid-Term Futures™ ETN	VXZ	xx/xx/xxxx	All

iPath® S&P 500 VIX Short-Term Futures™ ETN	VXX	xx/xx/xxxx	All

iPath® S&P GSCI® Crude Oil Total Return Index ETN	OIL	xx/xx/xxxx	All

iPath® S&P GSCI® Total Return Index ETN	GSP	xx/xx/xxxx	All

iPath® Seasonal Natural Gas ETN	DCNG	xx/xx/xxxx	All

iPath® Short Enhanced MSCI EAFE® Index ETN	MFSA	xx/xx/xxxx	All

iPath® Short Enhanced MSCI Emerging Markets Index ETN	EMSA	xx/xx/xxxx	All

iPath® US Treasury 10-year Bear ETN	DTYS	xx/xx/xxxx	All

iPath® US Treasury 10-year Bull ETN	DTYL	xx/xx/xxxx	All

iPath® US Treasury 2-year Bear ETN	DTUS	xx/xx/xxxx	All

iPath® US Treasury 2-year Bull ETN	DTUL	xx/xx/xxxx	All

iPath® US Treasury 5-year Bear ETN	DFVS	xx/xx/xxxx	All

iPath® US Treasury 5-year Bull ETN	DFVL	xx/xx/xxxx	All

iPath® US Treasury Flattener ETN	FLAT	xx/xx/xxxx	All

iPath® US Treasury Long Bond Bear ETN	DLBS	xx/xx/xxxx	All

iPath® US Treasury Long Bond Bull ETN	DLBL	xx/xx/xxxx	All

iPath® US Treasury Steepener ETN	STPP	xx/xx/xxxx	All

iPath® S&P MLP ETN	IMLP	xx/xx/xxxx	All

END iPATH ETN FACT SHEETS

iPATH ETN PRODUCT ESSENTIALS

Home > iPath ETN Resources > PRODUCT ESSENTIALS

iPath® ETN Product Essentials

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Title ▼	Length ▶	Date ▶	Audience ▶
Basics of iPath Leveraged	16 Pgs	xx/xx/xxxx	All

Basics of iPath Pure Beta Commodity	8 Pgs	xx/xx/xxxx	All

Basics of VIX Futures ETNs	8 Pgs	xx/xx/xxxx	All

Basics of Yield Curve Strategies	8 Pgs	xx/xx/xxxx	All

Fundamentals of iPath ETNs	2 Pgs	xx/xx/xxxx	All

iPath Commodity ETNs	6 Pgs	xx/xx/xxxx	All

iPath Currency ETNs	4 Pgs	xx/xx/xxxx	All

iPath FAQs	8 Pgs	xx/xx/xxxx	All

iPath Tax FAQs	2 Pgs	xx/xx/xxxx	All

iPath VIX Futures ETNs: Splits & Reverse Splits	4 Pgs	xx/xx/xxxx	All

iPath Volatility ETNs	4 Pgs	xx/xx/xxxx	All

Optimized Currency Carry	4 Pgs	xx/xx/xxxx	All

Periodic Returns Table	2 Pgs	xx/xx/xxxx	All

Premiums and Discounts	2 Pgs	xx/xx/xxxx	All

Product List	4 Pgs	xx/xx/xxxx	All

Targeted Access to the US Treasury Yield Curve	4 Pgs	xx/xx/xxxx	All

Introducing IMLP	3 Pgs	xx/xx/xxxx	All

END iPATH ETN PRODUCT ESSENTIALS

iPATH ETN TRADING INFORMATION

Home > iPath ETN Resources > Trading Information

iPath® ETN Trading Information

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Title ▼	length ▶	Date ▶	Audience ▶
iPath Product List	4 Pgs	xx/xx/xxxx	All

iPath Trading Strategy Report	5 Pgs	xx/xx/xxxx	All

END iPATH ETN TRADING INFORMATION

PRESS RELEASES

Home > Press Releases

Press Releases	[icon] Print this page

•	January 4, 2013

Barclays launches iPath® S&P MLP Exchange Traded Note - New iPath® S&P MLP ETN (ticker: IMLP) provides investors with exposure to the MLP market

•	October 5, 2012

Barclays Bank PLC to Automatically Redeem the iPath® Long Enhanced S&P 500 VIX Mid-Term FuturesTM ETN (II).

•	September 21, 2012

Barclays Bank PLC Announces Reverse Split of iPath® S&P 500 VIX Short-Term FuturesTM Exchange Traded Notes.

•	September 13, 2012

Bank PLC to automatically redeem the iPath® Short Extended Russell 2000® TR Index ETN (ticker: RTSA).

•	September 7, 2012

Barclays Bank PLC to automatically redeem the iPath® Short Extended Russell 1000® TR Index ETN (ticker: ROSA).

•	September 7, 2012

Barclays Bank PLC to automatically redeem the iPath® Short Extended S&P 500® TR Index ETN (ticker: SFSA).

•	May 18, 2012

Barclays Issues Investor Guidance on iPath® Dow Jones-UBS Natural Gas Subindex Total ReturnSM Exchange Traded Notes (Ticker: GAZ).

•	January 10, 2012

Barclays Adds Three Currency Exchange Traded Notes to iPath® Platform

•	September 19, 2011

Barclays launches additional series of Inverse iPath® Exchange Traded Notes - New ETNs offer investors a ‘short’ view on volatility of U.S. equity markets

•	September 12, 2011

Barclays to automatically redeem the iPath® Inverse January 2021 S&P 500 VIX Short-Term Futures™ ETN (ticker: IVO).

•	August 18, 2011

Barclays Expands Volatility Suite of iPath® Exchange Traded Notes - New ETN provides investors with access to a dynamic volatility strategy.

•	July 12, 2011

Barclays Expands Suite of iPath® Exchange Traded Notes Linked to US Treasury Futures Indices – Two new ETNs allow investors to express views on the US Treasury yield curve.

•	July 11, 2011

Barclays launches additional series of Leveraged iPath Exchange Traded Notes – New ETN provides investors with leveraged returns on medium-term volatility index

•	July 1, 2011

Barclays Bank PLC to automatically redeem the iPath® Long Enhanced S&P 500 VIX Mid-Term Futures™ ETN (ticker: VZZ)

•	April 21, 2011

Barclays Launches New iPath® Commodity Exchange Traded Notes

•	January 14, 2011

Barclays Launches Additional Series of Exchange Traded Notes Linked Inversely to a Volatility Index.

•	November 30, 2010

Barclays Launches Leveraged iPath® Exchange Traded Notes.

•	October 26, 2010

Barclays Announces Reverse Split of iPath® S&P 500 VIX Short-Term Futures™ Exchange Traded Notes

•	August 10, 2010

Barclays Launches Eight New iPath® Exchange Traded Notes Linked to US Treasury Futures Indices - New iPath® ETNs allow investors to express views on the shape of the US Treasury yield curve

•	March 8, 2010

Closing Indicative Value of the iPath® S&P 500 VIX Short-Term Futures™ Exchange Traded Notes Is Below $25; No Reverse Split Planned Currently, But May Be Considered in the Future

•	December 10, 2009

Barclays Suspends Further Sales and Issuance of iPath® MSCI India IndexSM ETN

•	October 15, 2009

Barclays Temporarily Suspends Further Sales and Issuance of iPath® Dow Jones-UBS Platinum Subindex Total ReturnSM ETN

•	August 21, 2009

Barclays Temporarily Suspends Further Issuance of iPath® Dow Jones-UBS Natural Gas Subindex Total ReturnSM ETN

•	January 30, 2009

Barclays Launches Two New iPath® Exchange Traded Notes Linked to the S&P 500 VIX Futures Indices

•	December 17, 2008

Barclays Announces Benchmark Change to Three iPath Currency ETNs

•	October 14, 2008

Barclays Announces Updated Information on Capital, Dividend and Current Trading.

•	October 2, 2008

iPath® CBOE S&P 500 BuyWrite IndexSM ETN Scheduled to Move to NYSE Arca

•	June 25, 2008

Barclays Launches First Exchange Traded Note Linked to Carbon

•	March 28, 2008

Barclays Launches iPath® Exchange Traded Note Linked to Barclays Intelligent Carry Index™

•	January 15, 2008

iPath® MSCI India IndexSM ETN Important Notice re: INP 01/15/08

•	December 17, 2007

Barclays iPath® Exchange Traded Notes Scheduled to Move to NYSE Arca

•	December 10, 2007

IRS Ruling Provides Clarity to Investors in Barclays iPath® Currency Exchange Traded Notes

See related FAQs

•	November 5, 2007

iPath® MSCI India IndexSM ETN Important Notice re: INP 11/05/07

•	October 26, 2007

iPath® MSCI India IndexSM ETN Important Notice re: INP 10/26/07

•	October 1, 2007

Barclays iPath® ETNs Move from Weekly to Daily Redemption

•	September 20, 2007

Barclays iPath® ETNs attract more than $3 billion in market capitalization

•	December 20, 2006

Barclays iPath® ETNs attract more than $1 billion in market capitalization in just over six months

•	August 16, 2006

Barclays Launches iPath® Exchange Traded Note Linked to Goldman Sachs Crude Oil Total Return Index

•	June 7, 2006

Robert E. Diamond, Jr., President, Barclays PLC to Ring NYSE Opening Bell

Launch of First iPath® Exchange Traded Notes on NYSE.

First Day of Barclays Classic - PGA TOUR Event.

20th Anniversary of Barclays listing on NYSE.

END PRESS RELEASES

TERMS OF USE

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Terms of Use	[icon] Print this page

Global Internet Disclaimer

This website is for the user’s personal use. The user may not sell, copy, publish, distribute, transfer, modify, display, reproduce, and/or create any derivative works from the information or software on this site. The user also may not redeliver any of the pages, text, images, or content of this site using “framing” or similar technology.

The contents of this site, including text, graphics, links and/or other items, have been prepared based upon sources, materials, and systems believed to be reliable and accurate, and are provided to you on an “as is” and “as available” basis. Barclays Bank PLC, its affiliates and its data providers make no representations, and disclaim all expressed, implied and statutory warranties of any kind to the user or any third party, including, but not limited to, representations, and warranties regarding accuracy, timeliness, completeness, merchantability, fitness for any particular purpose, non-infringement of third party rights, and/or freedom from computer viruses. BBPLC and its data providers assume no responsibility for the consequences of any errors or omissions.

The user agrees that, as a condition of continued receipt of the information provided herewith, the user shall not create, sponsor or permit the trading on the user’s exchange facilities, if applicable, of financial instruments or investment products (including, without limitation, derivatives, structured products, investment funds, exchange-traded funds or derivatives based on exchange-traded funds (e.g., options on ETFs or futures on ETFs)) where the price, return and/or performance of such instrument or product is based on, related to, or intended to track, an index or financial instrument or investment product (e.g., an exchange-traded fund) linked to such index, without a separate written agreement with the index provider.

IMPORTANT iPATH EXCHANGE TRADED NOTES DISCLUSURE

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any change in the level of the underlying index, or the Volume Weighted Average Price (“VWAP”) level, in the case of the iPath® S&P MLP ETN, between the inception date and the applicable valuation date. Additionally, if the level of the underlying index, or the VWAP level in the case of the iPath® S&P MLP ETN, is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index, or the VWAP value in the case of the iPath® S&P MLP ETN, has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 25,000 or 50,000 (depending on the series) ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC, assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

The Dow Jones-UBS Commodity IndexesSM are a joint product of Dow Jones Opco, LLC (“Dow Jones Opco”), a subsidiary of S&P Dow Jones Indices LLC, and UBS Securities LLC (“UBS”), and have been licensed for use by Barclays Bank PLC. “Dow Jones®,” “DJ,” “UBS”, “Dow Jones-UBS Commodity IndexSM”, “Dow Jones-UBS Commodity Index Total ReturnSM”, “Dow Jones-UBS Agriculture Subindex Total ReturnSM”, “Dow Jones-UBS Aluminum Subindex Total ReturnSM”, “Dow Jones-UBS Cocoa Subindex Total ReturnSM”, “Dow Jones-UBS Coffee Subindex Total ReturnSM”, “Dow Jones-UBS Copper Subindex Total ReturnSM”, “Dow Jones-UBS Cotton Subindex Total ReturnSM”, “Dow Jones-UBS Energy Subindex Total ReturnSM”, “Dow Jones-UBS Grains Subindex Total ReturnSM”, “Dow Jones-UBS Industrial Metals Subindex Total ReturnSM”, “Dow Jones-UBS Lead Subindex Total ReturnSM”, “Dow Jones-UBS Livestock Subindex Total ReturnSM”, “Dow Jones-UBS Natural Gas Subindex Total ReturnSM”, “Dow Jones-UBS Nickel Subindex Total ReturnSM”, “Dow Jones-UBS Platinum Subindex Total ReturnSM”, “Dow Jones-UBS Precious Metals Subindex Total ReturnSM”, “Dow Jones-UBS Softs Subindex Total ReturnSM”, “Dow Jones-UBS Sugar Subindex Total ReturnSM”, “Dow Jones-UBS Tin Subindex Total ReturnSM” and “DJ-UBSCISM”, are service and/or trademarks of Dow Jones Trademark Holdings, LLC (“Dow Jones”) and UBS AG (“UBS AG”), as the case may be. S&P® is a registered trademark of Standard & Poor’s Financial Services LLC. The ETNs based on the indices are not sponsored, endorsed, sold or promoted by Dow Jones, UBS, UBS AG, Dow Jones Opco or any of their respective subsidiaries or affiliates, and none of Dow Jones, UBS, UBS AG, Dow Jones Opco or any of their respective affiliates, makes any representation or warranty, express or implied, to the owners of or counterparts to the ETNs based on the indices or any member of the public regarding the advisability of investing in securities or commodities generally or in the ETNs based on any of the indices particularly.

The MSCI indexes are the exclusive property of MSCI, Inc. (“MSCI”). MSCI and the MSCI index names are service mark(s) of MSCI or its affiliates and have been licensed for use for certain purposes by Barclays Bank PLC. The financial securities referred to herein are not sponsored, endorsed, or promoted by MSCI, and MSCI bears no liability with respect to any such financial securities. The relevant pricing supplement contains a more detailed description of the limited relationship MSCI has with Barclays Bank PLC and any related financial securities. No purchaser, seller or holder of this product, or any other person or entity, should use or refer to any

MSCI trade name, trademark or service mark to sponsor, endorse, market or promote this product without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

“S&P GSCI®”, “S&P GSCI® Index”, “S&P GSCI® Total Return Index”, “S&P GSCI® Commodity Index” and “S&P GSCI® Crude Oil Total Return Index” are trademarks of Standard & Poor’s Financial Services LLC (“S&P”) and have been licensed for use by Barclays Bank PLC. The ETNs are not sponsored, endorsed, sold or promoted by S&P. S&P does not make any representation or warranty, express or implied, to the owners of the ETNs or any member of the public regarding the advisability of investing in securities generally or in the ETNs particularly or the ability of the S&P GSCI® to track general stock market performance.

“Standard & Poor’s®”, “S&P 500®”, “S&P®” and “S&P 500® Total Return”, are trademarks of Standard & Poor’s Financial Services, LLC (“S&P”) and Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”). These trademarks have been licensed for use by S&P Dow Jones Indices LLC and its affiliates and sublicensed for certain purposes by Barclays Bank PLC. “CBOE®” and “Buywrite” are trademarks of the Chicago Board Options Exchange, Incorporated (“CBOE”) and have been licensed for use by S&P Dow Jones Indices LLC and sublicensed for certain purposes by Barclays Bank PLC. S&P Dow Jones Indices LLC, Dow Jones, S&P, or any of their respective subsidiaries or affiliates (collectively, “S&P Dow Jones Indices”) and CBOE make no representation, condition or warranty, express or implied, to the owners of the ETNs or to any member of the public regarding the advisability of investing in securities generally or in the ETNs or in the ability of the index to track market performance.

“Standard & Poor’s®”, “S&P 500®” and “S&P®” are registered trademarks of Standard & Poor’s Financial Services, LLC (“S&P”) and Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”). Standard & Poor’s®, S&P 500®, S&P® and S&P 500® Total Return are registered trademarks of S&P and have been licensed for use by S&P Dow Jones Indices LLC and its affiliates and sublicensed for certain purposes by Barclays Bank PLC. The S&P 500® Total Return (the “Index”) is a product of S&P Dow Jones Indices LLC, and has been licensed for use by Barclays Bank PLC. S&P Dow Jones Indices LLC, Dow Jones, S&P, or any of their respective subsidiaries or affiliates (collectively, “S&P Dow Jones Indices”) make no representation, condition or warranty, express or implied, to the owners of the ETNs or to any member of the public regarding the advisability of investing in securities generally or in the ETNs or in the ability of the index to track market performance

“Standard & Poor’s®”, “S&P 500®”, “S&P®”, “S&P 500® Total Return”, “S&P 500 VIX Short-Term Futures™”, “S&P 500 VIX Mid-Term Futures™” and “S&P 500® Dynamic VIX Futures™” are trademarks of Standard & Poor’s Financial Services, LLC (“S&P”) and Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”). These trademarks have been licensed for use by S&P Dow Jones Indices LLC and its affiliates and sublicensed for certain purposes by Barclays Bank PLC. “CBOE®”, “VIX®” and “BuyWrite” are trademarks of the Chicago Board Options Exchange, Incorporated (“CBOE”) and have been licensed for use by S&P Dow Jones Indices LLC and sublicensed for certain purposes by Barclays Bank PLC. This document is not sponsored, endorsed, or promoted by S&P Dow Jones Indices LLC, Dow Jones, S&P, or any of their respective subsidiaries or affiliates (collectively, “S&P Dow Jones Indices”) or by CBOE. S&P Dow Jones Indices and CBOE make no representation, condition or warranty, express or implied, to the owners of the ETNs or to any member of the public regarding the advisability of investing in securities generally or in the ETNs or in the ability of the indices to track market performance.

“Russell 1000® Index” and “Russell 2000® Index” are trademarks of Frank Russell Company and have been licensed for use by Barclays Bank PLC. The ETNs are not sponsored, endorsed, sold, or promoted by Frank Russell Company and Frank Russell Company makes no representation regarding the advisability of investing in the ETNs.

“S&P®” is a registered trademark of Standard & Poor’s Financial Services LLC (“S&P”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”); and these trademarks have been licensed for use by S&P Dow Jones Indices LLC. The S&P® trademark has been sublicensed for certain purposes by Barclays Bank PLC. The S&P MLP index (the “Index”) is a product of S&P Dow Jones Indices LLC and has been licensed for use by Barclays Bank PLC. The ETNs are not sponsored, endorsed, sold or promoted by S&P Dow Jones Indices LLC, Dow Jones, S&P or any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices does not make any representation or warranty, express or implied, to the owners of the ETNs or any member of the public regarding the advisability of investing in securities generally or in the ETNs particularly or the ability of the Index to track general market performance.

Each of the Barclays commodities indices referenced herein is a trademark of Barclays Bank PLC.

“Barclays US Treasury 2Y/10Y Yield Curve IndexTM”, “Barclays 2Y US Treasury Futures Targeted Exposure IndexTM”, “Barclays 5Y US Treasury Futures Targeted Exposure IndexTM”, “Barclays 10Y US Treasury Futures Targeted Exposure IndexTM” and “Barclays Long Bond US Treasury Futures Targeted Exposure IndexTM” are trademarks of Barclays Bank PLC.

“Barclays Optimized Currency Carry IndexTM” and the “USD Optimized Currency Carry IndexTM” are trademarks of Barclays Bank PLC.

“Barclays Global Carbon IndexTM” and “Barclays Global Carbon Index Total ReturnTM” are trademarks of Barclays Bank PLC.

“Barclays Global Emerging Markets Strategy (GEMS) Asia 8 IndexTM”, “Barclays Global Emerging Markets Strategy (GEMS) Pegged Currency IndexTM” and “Barclays Global Emerging Markets Strategy (GEMS) IndexTM” are trademarks of Barclays Bank PLC.

© 2013 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED · NO BANK GUARANTEE · MAY LOSE VALUE

— Not FDIC insured — No bank guarantee — May lose value

Privacy Policy

Please see our privacy policy.

Downloading and Ownership of Other Material

Internet software or transmission problems may produce inaccurate or incomplete copies of information and materials that may be downloaded and displayed on a user’s computer. Barclays Bank PLC and its affiliates are not liable for any damages, changes, or omissions that occur during transmission of information and materials.

The contents of this site are not intended for distribution to, or use by, any person or entity in any jurisdiction or country where such distribution or use would be contrary to local law or regulation. Barclays Bank PLC, its affiliates and data providers make no representations that the contents are appropriate for use in all locations, or that the transactions, securities, products, instruments, or services discussed on this site are available or appropriate for sale or use in all jurisdictions or countries, or by all investors or counterparties. All persons and entities accessing this site do so on their own initiative and are responsible for compliance with applicable local laws and regulations.

IN NO EVENT SHALL BARCLAYS BANK PLC, ITS AFFILIATES OR DATA PROVIDERS BE LIABLE FOR ANY DAMAGES, INCLUDING WITHOUT LIMITATION DIRECT OR INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES ARISING IN CONNECTION WITH THIS SITE OR THE USE THEREOF OR INABILITY TO USE BY ANY PARTY, OR IN CONNECTION WITH ANY FAILURE OF PERFORMANCE, ERROR, OMISSION, INTERRUPTION, DEFECT, DELAY IN OPERATION OR TRANSMISSION, COMPUTER VIRUS, OR LINE OR SYSTEM FAILURE, EVEN IF BBPLC, OR ANY OF ITS AFFILIATES, PROVIDERS OR ANY REPRESENTATIVES THEREOF, ARE ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, LOSSES, OR EXPENSES. USE OF HYPERLINKS TO OTHER INTERNET RESOURCES IS AT YOUR OWN RISK.

END TERMS OF USE

GLOSSARY

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A | B | C | D | E | F | G | H | I | J | K | L | M | N | O | P | Q | R | S | T | U | V | W | X | Y | Z

Arbitrage

The attempt to profit from the difference in prices of identical or similar financial instruments by the simultaneous purchase and sale of both instruments.

Automatic Redemption Value

The value at which the issuer pays the holder of an ETN subsequent to an automatic termination event. For the iPath volatility leveraged ETNs, the automatic redemption value is calculated upon market close. For the domestic and international equity iPath leveraged ETNs, the automatic redemption value is calculated as soon as practicable following the occurrence of an automatic termination event.

Automatic Termination Event

The event where an ETN is fully redeemed by the issuer, typically caused when the intraday indicative value of the ETN falls below a certain pre-determined threshold.

Automatic Termination Level

For certain iPath ETNs, a pre-determined dollar intraday indicative value for the ETN that, if crossed, causes an automatic termination event of the ETNs.

Backwardation

When the prices of futures contracts with distant delivery months are lower than prices of futures contracts with nearer delivery months, the futures curve is said to be in “backwardation”.

Barclays Bank PLC

Barclays is a major global financial services provider engaged in retail banking, credit cards, corporate and investment banking, and wealth management with an extensive international presence in Europe, the Americas, Africa and Asia. Barclays Bank PLC is the issuer of iPath ETNs.

Barclays Capital Inc.

Barclays Capital Inc. acts as the issuer’s agent in connection with the distribution of iPath ETNs. Barclays Capital Inc. is an affiliate of Barclays Bank PLC and is a registered US broker-dealer regulated by the SEC and FINRA.

“Bear” ETNs

iPath ETNs in which the payment at maturity is linked to the inverse performance of the underlying index.

BlackRock Investments, LLC

A broker-dealer affiliate of BlackRock, Inc., responsible for promoting iPath ETNs and other services.

Borrow Rate

A cost that applies in the case of certain leveraged iPath ETNs, in particular those linked inversely to the performance of equity indices, that is intended to incorporate the cost of borrowing the underlying equity securities that are notionally borrowed and sold ‘short’.

“Bull” ETNs

iPath ETNs in which the payment at maturity is linked to the positive performance of the underlying index.

Buy-Write Strategy

Sometimes referred to as a “covered call,” the strategy entails buying a stock or a basket of stocks and then “writing” or selling call options.

Call Feature

A call feature, also known as an “issuer redemption” feature, provides the issuer with the option, at its sole discretion, to redeem all outstanding ETNs of a particular series. The issuer must typically provide a minimum of 10 days notice to all holders of the ETN. A holder will receive a cash payment in dollars per ETN in an amount equal to the closing indicative note value on the applicable valuation date.

Carbon-Related Credit Plan

Established by the Kyoto Protocol in 1997 or as otherwise specified in the applicable prospectus, carbon-related credit plans were established to help lower greenhouse gas emissions. The largest and most liquid market is the European Union Emission Trading Scheme (EU ETS).

Carry Strategy

In the context of currencies, a carry strategy aims to capture returns from the trend that currencies associated with higher interest rates tend to have positive relative returns when compared to currencies associated with lower interest rates.

Cheapest to Deliver (CTD) Bond

The least expensive bond that can be delivered upon the expiration of a US Treasury futures contract. When investing in US Treasury futures, the CTD bond tends to be the primary driver of the price of the futures contract.

Closed to Further Issuances

When an ETN is no longer creating new issuances to be made available to investors. An ETN closed to further issuances can share characteristics with other closed products such as closed-end funds; in particular there is an increased risk that the issuance trades on exchange at a premium to the redemption value.

Closing Indicative Note Value (CINV)

A closing indicative note value for each iPath ETN will be published on each valuation date under the applicable ticker symbol.

Contango

When the prices of futures contracts with distant delivery months are higher than prices of futures contracts with nearer delivery months, the futures curve is said to be in “contango”.

Credit Rating

Published by third party financial analysis companies, a credit rating reflects the opinion on a company’s ability to meet its debt obligations.

Daily Indicative Value

The daily indicative value is meant to approximate the economic value of each iPath ETN and is calculated and published at the end of each trading day on www.iPathETN.com. Also called a “Closing Indicative Note Value” for certain iPath ETNs.

Discount

The amount that the market price of the exchange-traded note on the exchange trades below its intraday indicative value.

Duration

Usually expressed in number of years, duration is most commonly utilized to calculate the sensitivity of a bond’s price to a change in yield. The higher the duration, the more sensitive a bond’s price is to a change in yields and the more risk involved with investing in that bond.

Exchange Traded Note (ETN)

ETNs are senior, unsecured debt securities, typically issued by large financial institutions, that are listed on an exchange. ETNs provide holders with a return linked to certain indices or strategies, and provide investors with the right to receive an early redemption payment on demand, subject to a minimum redemption size. They offer no principal protection and have a maturity date.

Exchange Traded Product (ETP)

ETPs is an all-encompassing term covering products purchased and sold daily on an exchange that are not traditional in nature (traditional products include cash equities, futures, and options). There are a variety of ETP structures - including grantor trusts, partnerships, notes, mutual funds and commodity pools - which can result in different tax and regulatory implications for investors.

Financing Level

An amount that applies in the case of certain iPath ETNs, in particular those linked to a leveraged performance in the underlying Index. The Financing Level is intended to reflect a cash amount notionally borrowed by investors in the ETN in order to leverage exposure in the underlying index.

Financing Rate

A cost that applies in the case of iPath ETNs that are leveraged. The Financing Rate is intended to reflect the costs of borrowing additional cash that is notionally borrowed to purchase components of the underlying index. The Financing Rate is typically linked to a market interest rate such as 3-month LIBOR, plus an additional spread.

Flattener

A flattening yield curve indicates that the difference between the yields of longer and shorter dated maturity bonds is narrowing. A flattener strategy seeks to take advantage of this market environment to generate returns.

Forward Contract

An agreement between two parties, one of whom undertakes to purchase from or sell to the other, on a specified future date, a specified quantity of a specified asset at a specified location in exchange for a specified purchase price. Forward contracts are traded over the counter - usually the subject of negotiation between the parties involved and generally not subject to regulatory requirements. Counterparties may require collateral.

Futures Contract

A futures contract is a standardized forward contract traded on an exchange. Futures are subject to the regulations of the exchange on which they trade, and the exchange sets the terms of a futures contract - there is no negotiation between two parties other than the price and the number of contracts traded. Futures contracts are customarily bought and sold on margins that represent a percentage of the purchase price of the asset underlying the contract being traded.

Futures Execution Cost

For certain iPath ETNs, a cost that is deducted from the value of the ETNs that is intended to approximate the brokerage and execution costs in maintaining a rolling position in the futures contracts underlying the index.

G-10 Currencies

The G-10 currencies include the U.S. dollar, the Euro, the Japanese Yen, the Canadian dollar, the Swiss Franc, the British Pound Sterling, the Australian Dollar, the New Zealand Dollar, the Norwegian Krone and the Swedish Krona.

Index Multiplier

The effect of an index multiplier is to adjust the rate at which the value of the ETN changes in response to change in the underlying index level.

Intelligent Carry Index (ICI)

A Barclays Capital index which adopts an innovative strategy that seeks to enable investors to capture returns from foreign currency markets utilizing an “Intelligent Carry Strategy”. The Intelligent Carry Strategy seeks to capture the returns available from the “carry trade” while also controlling for volatility.

Intraday Indicative Value

The intraday indicative value of an ETN provides a guide to the intrinsic economic value of the ETN based on the intraday level of the index to which that ETN is linked. The intraday indicative values of each ETN is typically published under a given ticker symbol every fifteen seconds during market hours.

Inversely linked iPath ETNs

Inverse iPath ETNs are inversely linked to the returns on a “long” position in relation to their respective index. No leverage is involved, and these ETNs seek to avoid any path dependency issues that might arise with periodic resets. An index-linked security shows “path dependency” if its value on any given day cannot be derived from the current and initial values of the underlying index, but instead is dependent on the historical “path” that the index has taken over the calculation period.

iPath

The exchange-traded note brand issued by Barclays Bank PLC and promoted by BlackRock Investments, LLC. iPath ETNs were the first ETNs launched in the U.S.

Issuer Redemption

An issuer redemption, also known as a “call feature”, provides the issuer with the option, at its sole discretion, to redeem all outstanding ETNs of a particular series. The issuer must typically provide a minimum of 10 days notice to all holders of the ETN. A holder will receive a cash payment in dollars per ETN in an amount equal to the closing indicative note value on the applicable valuation date.

Lead Market Maker (LMM)

A broker-dealer that has defined obligations and accepts a certain level of risk to hold shares of a security in order to conduct trading within the security. Lead Market Makers must maintain continuous buy/sell price quotes for the security and meet certain exchange requirements.

Long Bond

US Treasury notes maturing in 15 years or longer.

Long Enhanced

The standardized naming convention of iPath ETNs 2 times leveraged against the underlying index if the ETN is held from inception to maturity.

Long Extended

The standardized naming convention of iPath ETNs 3 times leveraged against the underlying index if the ETN is held from inception to maturity.

Long Index Amount

For iPath ETNs linked to a leveraged return in the underlying index, the notional exposure to the underlying index can be calculated as the economic value of the ETN plus the notional cash borrowed “on margin” per ETN. Long Index Amount = Closing Indicative Note Value + Financing Level

Maturity Date

The date at which an ETN is set to become due and be fully redeemed by the issuer.

MLPs

MLPs are master limited partnerships (“MLPs”) that are publicly traded on a securities exchange and publicly traded limited liability companies that have a similar legal structure to MLPs.

Non-Parallel Yield Curve Shift

A change in the yield curve where the yields for bonds with differing maturity dates change evenly (parallel shift) or unevenly (non-parallel shift).

No-reset

A phrase utilized when referring to leveraged ETPs that do not reset their leverage amount on a pre-determined schedule. The most common form of leveraged reset ETPs are daily resetting funds and notes, although less frequent schedules (such as monthly) are also available.

Option Premiums

Money earned from the deemed sale of a succession of one-month, at-the-money call options on a particular index.

Parallel Yield Curve Shift

A change in the yield curve where the yields for bonds with differing maturity dates change evenly (parallel shift) or unevenly (non-parallel shift).

Participation

Published for certain iPath ETNs, the participation provides a ratio between the current economic value of an ETN (as represented by the Intraday Indicative Value) and the notional exposure per ETN to the underlying index to which that ETN is linked. Intended to provide investors with an indication of leverage at any given point in time. Participation = Intraday Long (or Short) Index Amount / Intraday Indicative Note Value

Premium

The amount that the market price of the exchange-traded note on the exchange trades above its intraday indicative value.

Pre-paid Forward

A type of derivative instrument where two parties agree to a pre-determined price for future delivery of a commodity or other financial instrument.

Redemption Charge

For certain iPath ETNs, a one-time-charge that is paid to exercise the holder’s right to redeem the ETNs before their maturity date. The redemption charge may approximate brokerage and other charges that are associated with unwinding the position in the ETN.

Redemption Order

Any holder of the ETNs may, subject to a certain minimum size, enter a redemption order for those ETNs with the issuer. Subject to the relevant conditions in the prospectus, a redemption order will result in a payment in U.S. dollars per ETN equal to the closing indicative note value of the ETNs on the relevant valuation date, while the ETNs are returned to the issuer.

Reverse Split

A reverse split is a decrease in the number of outstanding ETNs without any changes in the total amount of ETNs outstanding. Each outstanding ETN is worth more as a result of a reverse split.

Roll Cost

For certain iPath ETNs, a cost that is deducted from the value of the ETNs that is intended to approximate the brokerage and execution costs in maintaining a rolling position in the futures contracts underlying the index.

Roll Yield

In the context of investment strategies in the futures markets, “roll yield” is commonly used to describe the returns that occur over and above the changes in the spot returns. For example, a futures curve that remains in contango will generate negative roll yield, while a futures curve that remains in backwardation will generate positive roll yield.

Senior, Unsecured Debt Securities

Debt that assumes priority over other debt securities distributed by an issuer. However, the debt is not backed by a promise of collateral or underlying asset. iPath ETNs are senior, unsecured debt obligations of Barclays Bank PLC.

Short Enhanced

The standardized naming convention of iPath ETNs 2 times inversely linked to their underlying index if the ETN is held from inception to maturity.

Short Extended

The standardized naming convention of iPath ETNs 3 times inversely linked to their underlying index if the ETN is held from inception to maturity.

Short Index Amount

Represents the cost of the cash that investors in a 2 or 3 times inversely linked iPath ETN would borrow “on margin” to gain the intended exposure.

Split

A split is an increase in the number of outstanding ETNs without any change in the total amount of ETNs outstanding. Each outstanding ETN is worth less as a result of a split.

Spot price

The prevalent market price for the immediate delivery of an asset (such as a barrel of crude oil) for a payment in cash.

Steepener

A steepening yield curve indicates that the difference between the yields available for longer dated bonds and shorter dated bonds is widening. A steepener strategy seeks to take advantage of this market environment to generate returns.

Tenor Indices

In the context of a range of futures contracts linked to the same underlying commodity but with varying maturity dates, Tenor Indices are a series of indices that represent holding and rolling a futures contract of a single “tenor” such as, for example, always holding the futures contract that has 12 months to expiry and rolling into the next available futures contract when that next futures contract is closest to 12 months.

Treasury Bill (T-Bill) Amount

In the context of certain iPath ETNs, the Treasury Bill (T-Bill) Amount represents a notional cash amount on which the ETN investor will earn an interest rate. For example: in iPath ETNs that are linked inversely to the performance of an equity index, the T-Bill Amount conceptually represents the cash collateral that would be deposited in a margin account plus proceeds from short sales of equity securities underlying the index, in order to gain the intended exposure. The T-Bill Amount is equal to the intrinsic value of the ETN, plus the notional value of shares sold short: T-Bill Amount = Closing Indicative Note Value + Short Index Amount

Valuation Date

The date on which the closing indicative value of an ETN is determined for purposes of redemption or maturity.

VIX Index

The Chicago Board Options Exchange Market Volatility Index® (VIX®), is a key measure of market expectations of near-term volatility conveyed by S&P 500 stock index option prices. Since its introduction in 1993, VIX has been considered by many to be the world’s premier barometer of investor sentiment regarding future market volatility.

VWAP

In the context of the iPath S&P MLP ETNs, with respect to each S&P MLP Index constituent (each an “Index Constituent”, collectively, the “Index Constituents”), on any index business day, the consolidated volume-weighted average price of one unit of such Index Constituent as determined by the VWAP calculation agent based on all trades in such Index Constituent reported in the consolidated tap system during the regular trading session.

VWAP Level

In the context of the iPath S&P MLP ETNs, on any index business day, a level, as calculated by the VWAP calculation agent, (1) the sum of the products of (i) the VWAP of each Index Constituent as of such date and (ii) the published unit weighting of that Index Constituent as of such date, divided by (2) the index divisor as of such date. The VWAP level for the S&P MLP Index is reported on Bloomberg page “SPMLPVW <Index>”.

Yearly Fee

The “yearly fee” is an annual fee that is calculated daily (yearly fee / 365) and deducted daily from the holdings within an ETN.

Yield Curve

A yield curve plots the relationship between yield and maturity for bonds. Generally speaking, a normal yield curve is upward sloping due to the need for increased yield to compensate for moving further out in maturity.

END GLOSSARY

PRODUCT PAGES - IMLP

http://ipathetn.com/product/IMLP

[Header]

iPath® S&P MLP ETN (IMLP)

The iPath® S&P MLP ETN is linked to the performance of the consolidated Volume-Weighted Average Price (“VWAP”) level of the S&P MLP Index (the “Index”), and is designed to pay a quarterly coupon. The S&P MLP Index is designed to provide exposure to leading partnerships that trade on major U.S. exchanges and are classified in the GICS® Energy Sector and GICS® Gas Utilities Industry. The S&P MLP Index includes both master limited partnerships and publicly traded limited liability companies which have a similar legal structure to MLPs and share the same tax benefits as MLPs

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Overview | Index Components | Sector Weightings | ETN Coupon                                                                  (icon) Print this Page

[Overview Tab]

Related Resources

(icon) Prospectus

(icon) Fact Sheet

(icon) Introducing IMLP

(icon) Index Components

(icon) IV/Index History

(icon) Indicative Value Information

Jump To: Profile | Correlations| Returns| Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
ETNs Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx
Accrued Dividends¹	$	xx.xx
Accrued Fees[2]	$	xx.xx

Source: Barclays

†	The “Daily Indicative Value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below. (Jump Link { http://ipathetn.com/IMLP-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × ETNs Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.80%[3]
Ticker	IMLP	CUSIP	06742A750
Intraday Indicative Value Ticker	IMLP.IV	Inception Date	01/03/2013
Bloomberg ETN Keystroke	IMLP<EQUITY><GO>	Maturity Date	12/15/2042
Bloomberg Index Ticker	SPMLP

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.

Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

The returns are shown for the S&P MLP Index (the “Index”). While the ETN is linked to the performance of the Index, the payment on the ETN is linked to the VWAP level, not to the closing level of the Index. Payment at maturity or upon early redemption is linked to the performance of the VWAP level as compared to the initial VWAP level. Although the VWAP level is intended to track the performance of the Index, the calculation of the VWAP level is different from the calculation of the official closing level of the Index. The VWAP level of the Index is reported on Bloomberg page “SPMLPVW <Index>”.

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx/xxxx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information. (jump link { http://ipathetn.com/imlp-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
S&P MLP Index	X.XX
S&P 500®	X.XX
MSCI EAFE Index	X.XX
MSCI Emerging Markets IndexSM	X.XX
Barclays U.S. Aggregate Bond Index	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX

Sources: Dow Jones Opco, LLC, UBS Securities LLC, MSCI Inc., Barclays, S&P Dow Jones Indices, LLC, BlackRock (06/94-xx/xx) based on monthly returns.

Correlation is shown for the S&P MLP Index (the “Index”). While the ETN is linked to the performance of the Index, the payment on the ETN is linked to the VWAP level, not to the closing level of the Index. Payment at maturity or upon early redemption is linked to the performance of the VWAP level as compared to the initial VWAP level. Although the VWAP level is intended to track the performance of the Index, the calculation of the VWAP level is different from the calculation of the official closing level of the Index. The VWAP level of the Index is reported on Bloomberg page “SPMLPVW <Index>”.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the Current Investor Fee.

Redemption Value

Subject to the notification requirements described in the applicable prospectus, the ETNs may be redeemed by the holder on any Redemption Date during the term of the ETNs. If the ETNs are redeemed, the holder will receive a cash payment in U.S. dollars equal to the closing indicative value on the applicable valuation date, which is (1) the ETN current value on such calendar day plus (2) the accrued dividend on such calendar day minus (3) the accrued investor fee on such calendar day, each as described in the applicable prospectus.

A holder must redeem at least 50,000 iPath S&P MLP ETNs4 of at one time in order to exercise the right to redeem ETNs on any Redemption Date. A Redemption Charge of 0.125% times the closing indicative value on the applicable valuation date will apply. The redemption charge is a one-time charge imposed upon early redemption and is intended to allow the issuer to recoup the brokerage and other transaction costs that we will incur in connection with redeeming the ETNs. The proceeds we receive from the redemption charge may be more or less than such costs.

In the case of holder redemption, a Redemption Date is the third business day following any valuation date (other than the final valuation date). The final redemption date will be the third business day following the valuation date that is immediately prior to the final valuation date. In the case of issuer redemption, the redemption date for the ETNs is the fifth business day after the last day of the issuer redemption measurement period, which will in no event be prior to the 20th calendar day following the date on which we deliver such notice.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each series of iPath ETNs is calculated and published by Bloomberg L.P. or a successor via the facilities of the Consolidated Tape Association under the respective ticker symbol listed above. Additionally, the Daily Indicative Value of these iPath ETNs is calculated and posted each trading day to the Indicative Values table above. In connection with this series of iPath ETNs, the term “indicative value” refers to the value of the ETNs at a given time determined based on the following equation:

Indicative Value = Intraday ETN Current Value + Accrued Dividend on the immediately preceding calendar day – Accrued Investor Fee on the immediately preceding calendar day

Please refer to the applicable prospectus for more information on the calculation of Indicative Value, Intraday ETN Current Value, Accrued Dividend and Accrued Investor Fee.

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor does it reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying the iPath ETNs may occasionally be subject to delay or postponement. Any such delays or postponements will affect the current Index Level and therefore the indicative value of the iPath ETNs. The actual trading price of the iPath ETNs may be different from their indicative value.

¹	The Accrued Dividend for each ETN on any calendar day will be calculated as follows: The accrued dividend on the initial valuation date will equal zero. The accrued dividend on any subsequent calendar day will equal (1) the accrued dividend as of the immediately preceding calendar day plus (2) the dollar dividend value on such calendar day minus (3) the coupon adjustment dividend amount on such calendar day. If the ETNs undergo a split or reverse split, the accrued dividend will be adjusted accordingly.
²	The Accrued Investor Fee for each ETN on any subsequent calendar day will be calculated as follows: The accrued investor fee on the initial valuation date will equal zero. The accrued dividend on any calendar day will equal (1) the accrued investor fee as of the immediately preceding calendar day plus (2) the daily fee value on such calendar day minus (3) the coupon adjustment fee amount on such calendar day. If the ETNs undergo a split or reverse split, the accrued investor fee will be adjusted accordingly.
[3]

The Daily Fee Value on any calendar day is equal to the product of (1) the closing VWAP level on such calendar day divided by the VWAP factor and (2) the Yearly Fee divided by 365. Because the daily fee value is calculated and subtracted from the closing indicative value on a daily basis, the net effect of the fee accumulates over time and is subtracted at the rate of 0.80% per year.

[4]

The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 ETNs, applicable to all holders, at the time the reduction becomes effective.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the Volume Weighted Average Price (“VWAP”) level between the inception date and the applicable valuation date. Additionally, if the VWAP level is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the VWAP value has increased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Issuer Redemption: Barclays Bank PLC will have the right to redeem or “call” the ETNs (in whole but not in part) at its sole discretion and without your consent on any trading day on or after the inception date until and including maturity.

The Payment on the ETNs is Linked to the VWAP Level, Not to the Closing Level of the Index and Not to the Published Intraday Indicative Value of the ETNs: Your payment at maturity or upon early redemption is linked to the performance of the VWAP level, as compared to the initial VWAP level. Although the VWAP level is intended to track the performance of the Index, the calculation of the VWAP level is different from the calculation of the official closing level of the Index. Therefore, the payment at maturity or early redemption of your ETNs, may be different from the payment you would receive if such payment were determined by reference to the official closing level of the Index.

No Guaranteed Coupon Payments: You are not guaranteed to receive coupon payments on the ETNs. You will receive a coupon payment on a coupon payment date only to the extent that the accrued dividend exceeds the accrued investor fee on the relevant coupon valuation date. The amount of the accrued dividend on any coupon valuation date depends in part on the aggregate cash value of distributions that a reference holder would have been entitled to receive in respect of the index constituents prior to the relevant coupon valuation date.

Market and Volatility Risk: The return on the ETNs is linked to the performance of the VWAP level of the Index which, in turn, is linked to the performance of the master limited partnerships and other securities that are included as index constituents at any time. The prices of the index constituents may change unpredictably and, as a result, affect the level of the Index and the value of your ETNs in unforeseeable ways.

Concentration Risk: The index constituents are companies in the Energy Sector or Gas Utilities Sector, as determined by the GICS® classification system. In addition, many of the index constituents are smaller, non-diversified businesses that are exposed to the risks associated with such businesses, including the lack of capital funding to sustain or grow businesses and potential competition from larger, better financed and more diversified businesses. The ETNs are susceptible to general market fluctuations in the energy and gas MLP market and to volatile increases and decreases in value, as market confidence in, and perceptions regarding the index constituents change. Your investment may therefore carry risks similar to a concentrated securities investment in one industry or sector.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Tax Treatment: Significant aspects of the tax treatment of the ETNs may be less favorable than a direct investment in MLPs and are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Capital Inc., and its affiliates, and BlackRock Investments, LLC, and its affiliates, do not provide tax advice, and nothing contained herein should be construed to be tax advice. Please be advised that any discussion of U.S. tax matters contained herein (including any attachments): (i) is not intended or written to be used, and cannot be used, by you for the purpose of avoiding U.S. tax-related penalties, and (ii) was written to support the promotion of marketing of the transactions or other matters addressed herein. Accordingly, you should seek advice based on your particular circumstances from an independent tax advisor.

“S&P®” is a registered trademark of Standard & Poor’s Financial Services LLC (“S&P”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”); and these trademarks have been licensed for use by S&P Dow Jones Indices LLC. The S&P® trademark has been sublicensed for certain purposes by Barclays Bank PLC. The S&P MLP index (the “Index”) is a product of S&P Dow Jones Indices LLC and has been licensed for use by Barclays Bank PLC. The ETNs are not sponsored, endorsed, sold or promoted by S&P Dow Jones Indices LLC, Dow Jones, S&P or any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices does not make any representation or warranty, express or implied, to the owners of the ETNs or any member of the public regarding the advisability of investing in securities generally or in the ETNs particularly or the ability of the Index to track general market performance.

[Index Components Tab]	(icon) Print This Page

[Header]

iPath® S&P MLP ETN (IMLP)

The iPath® S&P MLP ETN is linked to the performance of the consolidated Volume-Weighted Average Price (“VWAP”) level of the S&P MLP Index (the “Index”), and is designed to pay a quarterly coupon. The S&P MLP Index is designed to provide exposure to leading partnerships that trade on major U.S. exchanges and are classified in the GICS® Energy Sector and GICS® Gas Utilities Industry. The S&P MLP Index includes both master limited partnerships and publicly traded limited liability companies which have a similar legal structure to MLPs and share the same tax benefits as MLPs

S&P MLP Index —Components (as of xx/xx/xxxx)

Constituents >	Ticker >	Float Adj. Shares (%) >	Sector >
xxxxx	xxxxx	xxxxx	xxxxx
xxxxx	xxxxx	xxxxx	xxxxx

Source: S&P Dow Jones Indices, LLC. Subject to change.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the Volume Weighted Average Price (“VWAP”) level between the inception date and the applicable valuation date. Additionally, if the VWAP level is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the VWAP value has increased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Issuer Redemption: Barclays Bank PLC will have the right to redeem or “call” the ETNs (in whole but not in part) at its sole discretion and without your consent on any trading day on or after the inception date until and including maturity.

The Payment on the ETNs is Linked to the VWAP Level, Not to the Closing Level of the Index and Not to the Published Intraday Indicative Value of the ETNs: Your payment at maturity or upon early redemption is linked to the performance of the VWAP level, as compared to the initial VWAP level. Although the VWAP level is intended to track the performance of the Index, the calculation of the VWAP level is different from the calculation of the official closing level of the Index. Therefore, the payment at maturity or early redemption of your ETNs, may be different from the payment you would receive if such payment were determined by reference to the official closing level of the Index.

No Guaranteed Coupon Payments: You are not guaranteed to receive coupon payments on the ETNs. You will receive a coupon payment on a coupon payment date only to the extent that the accrued dividend exceeds the accrued investor fee on the relevant coupon valuation date. The amount of the accrued dividend on any coupon valuation date depends in part on the aggregate cash value of distributions that a reference holder would have been entitled to receive in respect of the index constituents prior to the relevant coupon valuation date.

Market and Volatility Risk: The return on the ETNs is linked to the performance of the VWAP level of the Index which, in turn, is linked to the performance of the master limited partnerships and other securities that are included as index constituents at any time. The prices of the index constituents may change unpredictably and, as a result, affect the level of the Index and the value of your ETNs in unforeseeable ways.

Concentration Risk: The index constituents are companies in the Energy Sector or Gas Utilities Sector, as determined by the GICS® classification system. In addition, many of the index constituents are smaller, non-diversified businesses that are exposed to the risks associated with such businesses, including the lack of capital funding to sustain or grow businesses and potential competition from larger, better financed and more diversified businesses. The ETNs are susceptible to general market fluctuations in the energy and gas MLP market and to volatile increases and decreases in value, as market confidence in, and perceptions regarding the index constituents change. Your investment may therefore carry risks similar to a concentrated securities investment in one industry or sector.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Tax Treatment: Significant aspects of the tax treatment of the ETNs may be less favorable than a direct investment in MLPs and are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Capital Inc., and its affiliates, and BlackRock Investments, LLC, and its affiliates, do not provide tax advice, and nothing contained herein should be construed to be tax advice. Please be advised that any discussion of U.S. tax matters contained herein (including any attachments): (i) is not intended or written to be used, and cannot be used, by you for the purpose of avoiding U.S. tax-related penalties, and (ii) was written to support the promotion of marketing of the transactions or other matters addressed herein. Accordingly, you should seek advice based on your particular circumstances from an independent tax advisor.

“S&P®” is a registered trademark of Standard & Poor’s Financial Services LLC (“S&P”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”); and these trademarks have been licensed for use by S&P Dow Jones Indices LLC. The S&P® trademark has been sublicensed for certain purposes by Barclays Bank PLC. The S&P MLP index (the “Index”) is a product of S&P Dow Jones Indices LLC and has been licensed for use by Barclays Bank PLC. The ETNs are not sponsored, endorsed, sold or promoted by S&P Dow Jones Indices LLC, Dow Jones, S&P or any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices does not make any representation or warranty, express or implied, to the owners of the ETNs or any member of the public regarding the advisability of investing in securities generally or in the ETNs particularly or the ability of the Index to track general market performance.

[Sector Weightings]	(icon) Print This Page
[Header]

iPath® S&P MLP ETN (IMLP)

The iPath® S&P MLP ETN is linked to the performance of the consolidated Volume-Weighted Average Price (“VWAP”) level of the S&P MLP Index (the “Index”), and is designed to pay a quarterly coupon. The S&P MLP Index is designed to provide exposure to leading partnerships that trade on major U.S. exchanges and are classified in the GICS® Energy Sector and GICS® Gas Utilities Industry. The S&P MLP Index includes both master limited partnerships and publicly traded limited liability companies which have a similar legal structure to MLPs and share the same tax benefits as MLPs

(Pie Chart)

Source: S&P Dow Jones Indices, LLC

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the Volume Weighted Average Price (“VWAP”) level between the inception date and the applicable valuation date. Additionally, if the VWAP level is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the VWAP value has increased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Issuer Redemption: Barclays Bank PLC will have the right to redeem or “call” the ETNs (in whole but not in part) at its sole discretion and without your consent on any trading day on or after the inception date until and including maturity.

The Payment on the ETNs is Linked to the VWAP Level, Not to the Closing Level of the Index and Not to the Published Intraday Indicative Value of the ETNs: Your payment at maturity or upon early redemption is linked to the performance of the VWAP level, as compared to the initial VWAP level. Although the VWAP level is intended to track the performance of the Index, the calculation of the VWAP level is different from the calculation of the official closing level of the Index. Therefore, the payment at maturity or early redemption of your ETNs, may be different from the payment you would receive if such payment were determined by reference to the official closing level of the Index.

No Guaranteed Coupon Payments: You are not guaranteed to receive coupon payments on the ETNs. You will receive a coupon payment on a coupon payment date only to the extent that the accrued dividend exceeds the accrued investor fee on the relevant coupon valuation date. The amount of the accrued dividend on any coupon valuation date depends in part on the aggregate cash value of distributions that a reference holder would have been entitled to receive in respect of the index constituents prior to the relevant coupon valuation date.

Market and Volatility Risk: The return on the ETNs is linked to the performance of the VWAP level of the Index which, in turn, is linked to the performance of the master limited partnerships and other securities that are included as index constituents at any time. The prices of the index constituents may change unpredictably and, as a result, affect the level of the Index and the value of your ETNs in unforeseeable ways.

Concentration Risk: The index constituents are companies in the Energy Sector or Gas Utilities Sector, as determined by the GICS® classification system. In addition, many of the index constituents are smaller, non-diversified businesses that are exposed to the risks associated with such businesses, including the lack of capital funding to sustain or grow businesses and potential competition from larger, better financed and more diversified businesses. The ETNs are susceptible to general market fluctuations in the energy and gas MLP market and to volatile increases and decreases in value, as market confidence in, and perceptions regarding the index constituents change. Your investment may therefore carry risks similar to a concentrated securities investment in one industry or sector.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Tax Treatment: Significant aspects of the tax treatment of the ETNs may be less favorable than a direct investment in MLPs and are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Capital Inc., and its affiliates, and BlackRock Investments, LLC, and its affiliates, do not provide tax advice, and nothing contained herein should be construed to be tax advice. Please be advised that any discussion of U.S. tax matters contained herein (including any attachments): (i) is not intended or written to be used, and cannot be used, by you for the purpose of avoiding U.S. tax-related penalties, and (ii) was written to support the promotion of marketing of the transactions or other matters addressed herein. Accordingly, you should seek advice based on your particular circumstances from an independent tax advisor.

“S&P®” is a registered trademark of Standard & Poor’s Financial Services LLC (“S&P”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”); and these trademarks have been licensed for use by S&P Dow Jones Indices LLC. The S&P® trademark has been sublicensed for certain purposes by Barclays Bank PLC. The S&P MLP index (the “Index”) is a product of S&P Dow Jones Indices LLC and has been licensed for use by Barclays Bank PLC. The ETNs are not sponsored, endorsed, sold or promoted by S&P Dow Jones Indices LLC, Dow Jones, S&P or any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices does not make any representation or warranty, express or implied, to the owners of the ETNs or any member of the public regarding the advisability of investing in securities generally or in the ETNs particularly or the ability of the Index to track general market performance.

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iPath® S&P MLP ETN (IMLP)

The iPath® S&P MLP ETN is linked to the performance of the consolidated Volume-Weighted Average Price (“VWAP”) level of the S&P MLP Index (the “Index”), and is designed to pay a quarterly coupon. The S&P MLP Index is designed to provide exposure to leading partnerships that trade on major U.S. exchanges and are classified in the GICS® Energy Sector and GICS® Gas Utilities Industry. The S&P MLP Index includes both master limited partnerships and publicly traded limited liability companies which have a similar legal structure to MLPs and share the same tax benefits as MLPs

iPath® S&P MLP ETN – COUPONS (as of xx/xx/xxxx)

Coupon Record Date >	Coupon Ex-Date >	Coupon Payment Date >	Coupon Amount >	Current Yield* >
xxxxx	xxxxx	xxxxx	xxxxx	xxxxx
xxxxx	xxxxx	xxxxx	xxxxx	xxxxx
xxxxx	xxxxx	xxxxx	xxxxx	xxxxx

Source: Barclays. Subject to change. (as of xx/xx/xxxx).

*	“Current Yield” equals the current Coupon Amount annualized and divided by the relevant closing indicative value of the ETNs, rounded for ease of analysis. The relevant closing indicative value is the closing indicative value of the ETNs referenced in the coupon declaration press release issued for that coupon payment.

Coupon payments are calculated and paid in accordance with the terms described in the relevant prospectus. Past performance is not indicative of future results.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the Volume Weighted Average Price (“VWAP”) level between the inception date and the applicable valuation date. Additionally, if the VWAP level is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the VWAP value has increased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Issuer Redemption: Barclays Bank PLC will have the right to redeem or “call” the ETNs (in whole but not in part) at its sole discretion and without your consent on any trading day on or after the inception date until and including maturity.

The Payment on the ETNs is Linked to the VWAP Level, Not to the Closing Level of the Index and Not to the Published Intraday Indicative Value of the ETNs: Your payment at maturity or upon early redemption is linked to the performance of the VWAP level, as compared to the initial VWAP level. Although the VWAP level is intended to track the performance of the Index, the calculation of the VWAP level is different from the calculation of the official closing level of the Index. Therefore, the payment at maturity or early redemption of your ETNs, may be different from the payment you would receive if such payment were determined by reference to the official closing level of the Index.

No Guaranteed Coupon Payments: You are not guaranteed to receive coupon payments on the ETNs. You will receive a coupon payment on a coupon payment date only to the extent that the accrued dividend exceeds the accrued investor fee on the relevant coupon valuation date. The amount of the accrued dividend on any coupon valuation date depends in part on the aggregate cash value of distributions that a reference holder would have been entitled to receive in respect of the index constituents prior to the relevant coupon valuation date.

Market and Volatility Risk: The return on the ETNs is linked to the performance of the VWAP level of the Index which, in turn, is linked to the performance of the master limited partnerships and other securities that are included as index constituents at any time. The prices of the index constituents may change unpredictably and, as a result, affect the level of the Index and the value of your ETNs in unforeseeable ways.

Concentration Risk: The index constituents are companies in the Energy Sector or Gas Utilities Sector, as determined by the GICS® classification system. In addition, many of the index constituents are smaller, non-diversified businesses that are exposed to the risks associated with such businesses, including the lack of capital funding to sustain or grow businesses and potential competition from larger, better financed and more diversified businesses. The ETNs are susceptible to general market fluctuations in the energy and gas MLP market and to volatile increases and decreases in value, as market confidence in, and perceptions regarding the index constituents change. Your investment may therefore carry risks similar to a concentrated securities investment in one industry or sector.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Tax Treatment: Significant aspects of the tax treatment of the ETNs may be less favorable than a direct investment in MLPs and are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Capital Inc., and its affiliates, and BlackRock Investments, LLC, and its affiliates, do not provide tax advice, and nothing contained herein should be construed to be tax advice. Please be advised that any discussion of U.S. tax matters contained herein (including any attachments): (i) is not intended or written to be used, and cannot be used, by you for the purpose of avoiding U.S. tax-related penalties, and (ii) was written to support the promotion of marketing of the transactions or other matters addressed herein. Accordingly, you should seek advice based on your particular circumstances from an independent tax advisor.

“S&P®” is a registered trademark of Standard & Poor’s Financial Services LLC (“S&P”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”); and these trademarks have been licensed for use by S&P Dow Jones Indices LLC. The S&P® trademark has been sublicensed for certain purposes by Barclays Bank PLC. The S&P MLP index (the “Index”) is a product of S&P Dow Jones Indices LLC and has been licensed for use by Barclays Bank PLC. The ETNs are not sponsored, endorsed, sold or promoted by S&P Dow Jones Indices LLC, Dow Jones, S&P or any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices does not make any representation or warranty, express or implied, to the owners of the ETNs or any member of the public regarding the advisability of investing in securities generally or in the ETNs particularly or the ability of the Index to track general market performance.

END PRODUCT PAGES - IMLP